Exhibit 99.1

ELEVANCE HEALTH PUERTO RICO RETIREMENT PLAN

Amended and Restated Effective as of January 1, 2024

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Elevance Health Puerto Rico Retirement Plan 1/1/2024

6.7	Mode and Method of Payment of Benefits	26
6.8	Designation of Beneficiary	27
6.9	Withdrawals	27
6.9 A	Declared Disaster Relief	30
6.10	Loans to Participants	31
6.11	Direct Rollover Option	31

ARTICLE VII TRUST FUND		32
7.1	Exclusive Benefit of Eligible Employees and Beneficiaries	32
7.2	Investment Directions by Participants	32
7.3	Elevance Health Stock Fund	34

ARTICLE VIII ADMINISTRATION		39
8.1	Plan Administration	39
8.2	Expenses	39
8.3	Claims Procedure	39
8.4	Powers and Duties of the Committee	41
8.5	Rules and Decisions	41
8.6	Application and Forms of Benefits	41
8.7	Facility of Payment	42
8.8	Indemnification	42
8.9	Notices and Forms	42

ARTICLE IX MISCELLANEOUS		42
9.1	No Guarantee of Employment	43
9.2	Rights to Trust Assets	43
9.3	Nonalienation of Benefits	43
9.4	Discontinuance of Employer Contributions	43
9.5	Unclaimed Distributions	43
9.6	Construction	43

ARTICLE X AMENDMENTS AND ACTION BY COMPANY		44
10.1	Amendments Generally	44
10.2	Amendments to Vesting Schedule	44
10.3	Action by Company	44

ARTICLE XI SUCCESSOR EMPLOYER AND MERGER OR CONSOLIDATION OF PLANS		44
11.1	Successor Employer	44
11.2	Plan Assets	44

ARTICLE XII PLAN TERMINATION		45
12.1	Right to Terminate	45
12.2	Liquidation of the Trust Fund	45
12.3	Manner of Distribution	45

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APPENDIX A LIMITS ON CONTRIBUTIONS COMPLIANCE		47
A-1	Code Section 1033.09(a)(1)(c) Limits	47
A-2	Code Section 1081.01(a)(11)(B) Limits	47
A-3	Code Section 1081.01(d)(7) Limits	47
A-4	Code Section 1081.01(d)(3) Limits	48
A-5	Code Section 1081.01(a)(3) Limits	52

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Elevance Health Puerto Rico Retirement Plan 1/1/2024

ELEVANCE HEALTH PUERTO RICO RETIREMENT PLAN

ARTICLE I

INTRODUCTION

The MMM Holdings LLC 1081.01 Retirement Plan and Trust was originally effective as of January 1, 2011, and, as of its January 1, 2020, amendment and restatement, had been maintained under the provisions of the Oriental Pension Consultants, Inc. Prototype Defined Contribution Retirement Plan. This document amends and restates the MMM Holdings LLC 1081.01 Retirement Plan and Trust in its entirety as an individually designed plan, under the name Elevance Health Puerto Rico Retirement Plan, effective as of January 1, 2024, except as otherwise stated herein.

The Plan and its related Trust are intended to be qualified as a deferred compensation retirement plan and trust under the provisions of Section 1081.01(a) of the Code (as defined herein) as this may be amended from time to time, and the cash or deferred arrangement forming part of the Plan is intended to qualify under Section 1081.01(d) of the Code. The Plan is also intended to constitute a plan described in Section 404(c) of ERISA (as defined herein). The provisions of the Plan and Trust shall be construed and applied accordingly. The purpose of the Plan is to provide benefits to Participants in a manner consistent and in compliance with the Code and Title I of ERISA.

ARTICLE II

DEFINITIONS AND CONSTRUCTION

Definitions. The following words and phrases, when used in the Plan, shall have the following meanings:

2.1	Account or Accounts means the various accounts established and maintained on behalf of a Participant or Eligible Employee pursuant to the Plan and which consists of the following:

(a)	Before Tax Account means the account maintained for a Participant to record (i) the Participant’s share of Before Tax Contributions, and (ii) catch-up contributions as described in Section 4.1(a)(vi).

(b)

Employer Account means the account maintained for a Participant to record (i) the Participant’s share of discretionary Employer contributions, and (ii) Employer Profit-Sharing Contributions allocated to him pursuant to Section 4.1(d), if any.

(c)	Employer Matched Account means the account maintained for a Participant to record the Participant’s share of Employer Matched Contributions under Section 4.1(b).

(d)	Reserved.

(e)	Reserved.

(f)	QNEC Account means the account maintained for a Participant to record the Participant’s share of QNECs under Section 4.1(c).

(g)	Rollover Account means the account maintained for a Participant or Eligible Employee to record the amounts rolled over to the Plan pursuant to Section 4.7.

(h)	Reserved.

(i)

After Tax Contributions Account means the account maintained for a Participant to record the Participant’s share of After-Tax Contributions, if any. Effective as of January 1, 2024, Participants are no longer able to make After Tax Contributions to the Plan.

(j)	Any such other account as the Committee may designate.

Each Account reflects its allocable share of investment earnings, gains, and losses (realized and unrealized).

2.2

Affiliate means any employer which is not a Participating Employer and which is included as a member with the Company in a controlled group of corporations (as defined in Code Section 1010.04), or which is a trade or business (whether or not incorporated) which are related entities (as defined under Code Section 1010.05) or which is an affiliated service group (as defined in Code Section 1081.01(a)(14) with the Company all as determined in accordance with the appropriate provisions of ERISA and the Code.

2.2A

After Tax Contributions means the after-tax contributions made by a Participant to the Plan, if any, before January 1, 2024. Effective as of January 1, 2024, Participants are no longer able to make After Tax Contributions to the Plan.

2.3	Elevance Health Stock means common stock of Elevance Health, Inc. that is “employer securities” within the meaning of US Code Section 409(l).

2.4

Elevance Health Stock Fund The Plan does not include the Elevance Health Stock Fund. If the Company amends the Plan to add the Elevance Health Stock Fund, Elevance Health Stock Fund will mean an Investment Fund under the Plan which shall exclusively invest in Elevance Health Stock (which shares shall be purchased on the open market, unless Elevance Health, Inc. makes available for purchase by the Plan authorized but unissued shares of its common stock and the Trustee decides to purchase such shares), without regard to (i) the diversification of assets, (ii) the risk profile of the Elevance Health Stock, (iii) the amount of income provided by the Elevance Health Stock, or (iv) the fluctuation in the fair market value of Elevance Health Stock. The Elevance Health Stock Fund is intended to remain so invested, subject to the discretion of the Elevance Health Stock Fund Fiduciary. Notwithstanding the foregoing, a small portion of the Elevance Health Stock Fund may be invested in cash or cash equivalents solely to meet the Elevance Health

Elevance Health Puerto Rico Retirement Plan 1/1/2024

Stock Fund’s liquidity needs for distributions and pending investment in Elevance Health Stock. The Elevance Health Stock Fund is a stock bonus plan and non-leveraged employee stock ownership plan (“ESOP”) intended to meet the applicable requirements of US Code Sections 401(a), 409, and 4975(e)(7), and ERISA Section 407(d)(6).

2.5

Elevance Health Stock Fund Fiduciary means the Committee, or the independent fiduciary and investment manager appointed by the Committee, which has the fiduciary authority and responsibility provided in Section 7.3 with respect to the Elevance Health Stock Fund.

2.6	Before Tax Contributions means the contributions made by the Employer on a Participant’s behalf pursuant to Section 4.1(a)(i) or (ii).

2.7

Beneficiary means a person or persons (natural or otherwise) designated by a Participant in accordance with the provisions of Section 6.8 to receive any death benefit which shall be payable under the Plan.

2.8	Board of Directors means the governing body of the Company.

2.9	Code means the Puerto Rico Internal Revenue Code of 2011, as it may be amended, and includes any regulations or other rulings issued thereunder.

2.10

Committee means the committee established by the Company and described in Article 8 to administer the Plan and includes any delegate of the committee pursuant to the applicable committee approvals. Effective September 19, 2023, “Committee” means the Retirement Committee of ATH Holding Company, LLC, or any successor committee thereto.

2.11	Company means MMM Holdings, LLC, and any other business organization which succeeds to its business. Effective September 19, 2023, “Company” means ATH Holding Company, LLC, or any successor thereto.

2.12	Compensation means for any Plan Year the following, which is intended to comply with and be administered in accordance with the Code:

(a)	For Before Tax Contributions and After Tax Contributions, the following shall apply:

(i)

Compensation shall include wages, salaries, fees and other amounts received for personal services actually rendered in the course of employment with the Employer and during the two pay periods following termination of employment with the Employer, to the extent that the amounts are includible in gross income (or to the extent amounts would have been received and includible in gross income but for an election under Code Section 1081.01(d)(7)). These amounts include, but are not limited to, commissions and compensation for services on the basis of a percentage of profits, and bonuses. Compensation shall also include

Elevance Health Puerto Rico Retirement Plan 1/1/2024

military differential payments, as defined in US Code Section 414(u). These amounts shall not include severance payment paid by the Employer to the Participant upon termination of employment, if any.

(ii)	Compensation shall exclude:

(A)

contributions (other than elective contributions described in Code Sections 1081.01(d)(7)) made by the Employer to a plan of deferred compensation to the extent that the contributions are not includible in gross income of the employee for the taxable year in which contributed and any distributions from a plan of deferred compensation (whether or not qualified);

(B)

amounts realized from the exercise of a non-qualified stock option, or when restricted stock or other property held by an employee either becomes freely tradable or is no longer subject to a substantial risk of forfeiture under US Code Section 83;

(C)	amounts realized from the sale, exchange or other disposition of stock acquired under a statutory stock option (as defined in US Treasury Regulation Section 1.421-1(b));

(D)	other amounts that receive special tax benefits, such as premiums for group- term life insurance (but only to the extent that the premiums are not includible in the gross income of the employee);

(E)	other items of remuneration that are similar to any of the items listed in the foregoing clauses (A)-(D); and

(F)

fringe benefits (cash and noncash, including, for example, gift cards and any award under the IMPACT Award program or any similar or successor program thereto), moving expenses, reimbursements or other expense allowances, deferred compensation, welfare benefits, even if any of the foregoing items are includible in gross income; and

(b)	For Employer Matched Contributions, Compensation shall be as defined in paragraph (a).

(c)

The Compensation of each Participant taken into account in determining Before Tax Contributions, After Tax Contributions and Employer Matched Contributions for any Plan Year shall not exceed the dollar limitation contained in Code Section 1081.01(a)(12) in effect for such calendar year, as adjusted for cost of living increases. The cost of living adjustment in effect for a calendar year applies to Compensation for the determination period that begins with or within such calendar year. In addition, no Participant shall be permitted to have elective

Elevance Health Puerto Rico Retirement Plan 1/1/2024

deferrals made under the Plan, or any other qualified plan maintained by the Employer during any taxable year, in excess of the dollar limitation contained in Code Section 1081.01(d)(7)(A) in effect for such taxable year, except to the extent permitted under Section 4.1(a)(vi) and Code Section 1081.01(d)(7)(C), if applicable.

(d)

Notwithstanding any provision in the Plan to the contrary, for purposes of determining Before Tax Contributions, After Tax Contributions and Employer Matched Contributions for a Participant under Section 4.1, Compensation shall include such Participant’s Compensation during each pay period beginning with the day that is coincident with or next following participation in the Plan pursuant to Section 3.1; or if the individual elects to authorize Before Tax Contributions or After Tax Contributions to the Plan at a later date, the Participant’s Compensation during each pay period beginning with the pay period with respect to which such election is first effective.

(e)

Notwithstanding anything herein to the contrary, in accordance with Treasury Regulation Section 1.415(c)-2(e)(3), Compensation includes payments made after severance from employment of base salary, overtime pay, commissions, bonuses or similar payments, provided that such payments are made within 2-1/2 months after severance from employment (or by the end of the Plan Year in which the severance from employment occurred, if later) and such payments would have been paid to the Participant before severance from employment if the Participant had continued in employment. For purposes of clarification, Compensation shall not include severance payment paid by the Employer to the Participant upon termination of employment, if any.

2.13

Disabled or Disability means the Participant qualifies for disability benefits under the Employer’s long-term disability plan (whether or not the benefit under the long-term disability plan has been paid as a single sum amount) as determined by the claims administrator for such plan, or that a Participant has been determined to be disabled by and is entitled to receive disability payments from the Social Security Administration.

2.13A	DOL Regulation (or Reg.) means the regulations issued by the United States Department of Labor.

2.13B

Early Retirement Age means age 55 for Participants whose date of hire is on or before December 31, 2023. Early retirement shall not be applicable for Participants whose date of hire is on or after January 1, 2024.

2.13C	Early Retirement Date means the date a Participant whose date hire is on or before December 31, 2023, attains Early Retirement Age.

Elevance Health Puerto Rico Retirement Plan 1/1/2024

2.14	Effective Date means January 1, 2024, the effective date of this amendment and restatement of the Plan. The original effective date of the Plan was January 1, 2011.

2.15

Eligible Employee means an Employee who is employed by the Employer, except that there shall be excluded (i) any non-resident alien who receives no income from sources within Puerto Rico, (ii) any Employee who is included in a unit of employees covered by a negotiated collective bargaining agreement where there exists evidence that retirement benefits were the subject of good faith bargaining, unless the agreement provides for participation in the Plan, (iii) a Leased Employee, (iv) any individual whose income from an Employer is reported on Form 480.6, regardless of such individual’s reclassification as an Employee for such period by a court of law or the Internal Revenue Service for tax withholding purposes and (v) any Employee that is not a bona fide resident of Puerto Rico as described by the Code or is not performing services in Puerto Rico. In addition, any individual who becomes an Employee of the Employer as a result of a stock or asset acquisition, merger, or other similar transaction between the Employer and another entity constitutes and “Eligible Employee” unless the Company, by written action, excludes such individual, or such individual is excluded by virtue of the previous sentence.

2.16	Employee means any individual employed by the Employer as a common law employee. A Leased Employee shall be deemed to be an Employee.

2.17	Employer means The Elevance Health Companies of Puerto Rico, LLC, and any Participating Employer.

2.18	Employer Matched Contributions means the contributions made by the Employer on a Participant’s behalf pursuant to Section 4.1(b).

2.19	Employer Profit-Sharing Contributions means the contributions made by the Employer pursuant to Section 4.1(d).

2.20	Employment Commencement Date (or “date of hire”) means the first day on which an Eligible Employee is credited with an Hour of Service.

2.21	ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulations promulgated thereunder.

2.22	Forfeiture means that portion of a Participant’s Account that is forfeited in accordance with Section 6.5 due to incomplete vesting.

2.23	Highly Compensated Employee means:

(a)	an Employee who performed services during the determination year for the Employer and who:

Elevance Health Puerto Rico Retirement Plan 1/1/2024

(i)	is a five percent owner (as defined in Code Section 1081.01(d)(3)(E)(iii)) at any time during the determination year or the look-back year; or

(ii)

during the look-back year received compensation (as defined in Section 5.4) in excess of the dollar limitation contained in Code Section 1081.01(d)(3)(E)(iii) (indexed in accordance with Code Section 1081.01(d)(3)(E)(iii)(III)).

(b)

For purposes of this definition: (i) the “determination year” is the Plan Year for which the identification of Highly Compensated Employees is being made; and (ii) the “look-back year” is the preceding Plan Year.

(c)	Notwithstanding the foregoing, the determination of which Employees are Highly Compensated Employees shall at all times be subject to the rules of Code Section 1081.01(d)(3)(E)(iii)(III).

2.24	Hours of Service means:

(a)	Performance of Duties. The actual hours for which an Eligible Employee is paid or entitled to be paid by the Employer for the performance of duties.

(b)

Nonworking Paid Time. Each hour for which an Eligible Employee is paid or entitled to payment by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity, disability, layoff, jury duty, military duty or leave of absence; provided, however, no more than 501 Hours of Service shall be credited to an Eligible Employee on account of any single continuous period during which they performed no duties; and provided further that no credit shall be given for payments made or due under a plan maintained solely for the purpose of complying with applicable workers’ or unemployment compensation or disability insurance laws or for payments which solely reimburse an Eligible Employee for medical or medically related expenses incurred by the Eligible Employee.

(c)

Back Pay. Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer, provided, however, Hours of Service credited under paragraphs (a) and (b) above shall not be recredited by operation of this paragraph.

(d)

Equivalencies. To the extent that the Plan requires Hours of Service to be counted, the Committee shall have the authority to adopt any of the following equivalency methods for counting Hours of Service that are permissible under regulations issued by the Department of Labor: (1) working time, (2) periods of employment, or (3) earnings.

Elevance Health Puerto Rico Retirement Plan 1/1/2024

(e)

Miscellaneous. Unless the Committee directs otherwise, the methods of determining Hours of Service when payments are made for purposes other than the performance of duties and of crediting such Hours of Service to Plan Years are set forth in DOL Reg. Sections 2530.200b-2(b) and (c), shall be used hereunder and are incorporated by reference into the Plan.

(f)

No Duplication. Notwithstanding any other provision of the Plan to the contrary, an Eligible Employee shall not be credited with Hours of Service more than once with respect to the same period of time.

2.25

Income means the net gain or loss of the Trust Fund from investments, as reflected by interest payments, dividends, realized and unrealized gains and losses on securities, other investment transactions and expenses paid from the Trust Fund. In determining the Income of the Trust Fund, assets shall be valued on the basis of their fair market value except for any investment which the Committee determines shall be valued on the basis of contract or book value.

2.26	Investment Funds means the funds designated by the Committee in accordance with Section 7.2.

2.27	Leased Employee means any person who is not an Employee of the Employer and who provides services to the Employer if:

(a)	such services are provided pursuant to an agreement between the Employer and any leasing organization;

(b)	such person has performed such services for the Employer (or for the Employer and Affiliates) on a substantially full-time basis for a period of at least one year; and

(c)	such services are performed under the primary direction or control of the Employer.

Notwithstanding the foregoing, a person shall not be deemed to be a Leased Employee if covered by a plan maintained by the leasing organization and Leased Employees (as determined without regard to this paragraph) do not comprise more than 20% of the Employer’s nonhighly compensated workforce. Such plan must be a money purchase pension plan providing for nonintegrated employer contributions of 10% of compensation and also providing for immediate participation and vesting.

2.28	Reserved.

2.29	Non-Exempt SCA Employee means an Employee identified as non-exempt pursuant to the Fair Labor Standards Act and covered by the McNamara-O’Hara Service Contract Act.

2.30	Normal Retirement Age means age 60 for Participants whose date of hire is on or before December 31, 2023, and age 65 for Participants whose date of hire is on or after January 1, 2024.

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2.31	Normal Retirement Date means the date on which a Participant attains Normal Retirement Age.

2.32

Participant means any Eligible Employee participating in the Plan in accordance with the provisions of Section 3.1, or any former Eligible Employee who has an Account balance as of the close of any Plan Year.

2.33	Participating Employer means the Company and any affiliate of the Company to which the Company has extended the Plan.

2.34

Period of Service means the aggregate of all periods of a person’s employment as an Eligible Employee with the Employer, whether or not consecutive or continuous and whether before or after the Employer that employs such person becomes a Participating Employer. An Eligible Employee’s Period of Service shall include the period beginning on the Employment Commencement Date and ending on the Severance from Service Date, plus any periods beginning on any reemployment commencement date of the Eligible Employee and ending on the subsequent Severance from Service Date, if applicable. An Eligible Employee’s reemployment commencement date means the first date following a Period of Severance on which the Employee performs an Hour of Service.

Service shall also include (i) a period of up to 12 months of absence from employment as defined in Section 2.46; (ii) the period from the date the Eligible Employee resigns, retires or is discharged to the date of reemployment, if reemployment with the Employer or any Affiliate occurs within 12 months of such resignation, retirement or discharge; and (iii) the period beginning on the date the Eligible Employee is absent for maternity or paternity reasons and ending on the date the Eligible Employee commences a Period of Severance due to such absence. Service also shall include such period of service in the armed forces of the United States as shall be required to be recognized under applicable federal law with respect to military service. Service is determined as elapsed time.

For purposes of determining a Participant’s eligibility for Employer Matched Contributions under Section 4.1(b), the Participant’s employment with an unaffiliated predecessor employer shall be counted in determining the Participant’s Period of Service if the Company or another Participating Employer acquires the assets or all or a portion of a business engaged in by, or merges with, the unaffiliated predecessor employer and the Participant becomes an Employee coincident with or immediately following the acquisition or merger of the unaffiliated predecessor employer, or as otherwise determined by the Committee.

2.35	Period of Severance means a period of time commencing with an Eligible Employee’s Severance From Service Date and ending with such Eligible Employee’s subsequent Employment Commencement Date.

Notwithstanding the foregoing, if an Eligible Employee is absent from work for maternity or paternity reasons, the Period of Severance shall not begin until the second anniversary

Elevance Health Puerto Rico Retirement Plan 1/1/2024

of the first day of the period in which such absence began. For purposes of this Section, an absence from work for maternity or paternity reasons means an absence (i) by reason of the pregnancy of the individual: (ii) by reason of a birth of a child of the individual; (iii) by reason of the placement of a child with the individual by adoption; or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement.

2.36	Plan means the Elevance Health Puerto Rico Retirement Plan.

2.37	Plan Year means the calendar year.

2.38	Reserved.

2.39	Reserved.

2.40	QNEC(s) means the discretionary qualified nonelective contributions made by the Employer on a Participant’s behalf pursuant to Section 4.1(c).

2.41	Retirement means termination of employment from the Employer at or after Early Retirement Date (as applicable) or Normal Retirement Date.

2.42	Reserved.

2.43

SCA Health and Welfare Fringe Benefit means “bona fide fringe benefits” as that term is described in the McNamara-O’Hara Service Contract Act, its regulations and other guidance provided by the Department of Labor for fringe benefits other than holidays and vacation (called “Paid Time Off” or “PTO” by the Employer). SCA Health and Welfare Fringe Benefits include, but are not limited to, Employer Match Contributions to the Plan and Employer contributions for medical, disability, death, and other “bona fide fringe benefits” paid to a trust, to a fully insured contract, or directly to a Non- Exempt SCA Employee.

2.44

Severance From Service Date means the earlier of (i) the date on which an Employee quits, dies, retires, or is discharged or (ii) the first anniversary of the first date of a period in which an Employee remains absent from service with or without pay with the Employer for any reason other than the foregoing.

2.45

Spouse (or Surviving Spouse) means the spouse or surviving spouse of the Participant; provided that a former spouse will be treated as the spouse or surviving spouse to the extent provided under a qualified domestic relations order as described in ERISA Section 206(d)(3)(B).

2.46

Terminated or Termination means a termination of employment with all Employers and Affiliates for any reason other than a transfer of employment from an Employer to an Affiliate or from an Affiliate to another Affiliate.

2.46A	Treasury means the Puerto Rico Department of Treasury.

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2.46B	Treasury Regulation means the regulations issued by the Treasury under the Code.

2.47	Trust (or Trust Fund) means the fund created by the Trust Agreement and maintained by the Trustee in accordance with the terms of the Trust Agreement.

2.48	Trust Agreement means the trust agreement between the Company, the Committee, and the Trustee as now in effect or as amended from time to time and that constitutes part of the Plan.

2.49	Trustee means the individual or entity designated in the Trust Agreement, or any successor Trustee or Trustees appointed to administer the Trust.

2.49A	US Code means the United States Internal Revenue Code of 1986, as it may be amended, and includes any regulations or other rulings issued thereunder.

2.49B	US Treasury means the United States Department of the Treasury.

2.50

Valuation Date means each day on which the security markets of the United States are open for trading, or such other dates selected by the Committee on which dates Trust gains and losses are allocated to Participants’ Accounts pursuant to Section 5.2.

Elevance Health Puerto Rico Retirement Plan 1/1/2024

ARTICLE III

PARTICIPATION AND SERVICE

3.1

Participation. Each Eligible Employee employed on January 1, 2024, who was a Participant in the Plan on December 31, 2023, shall continue as a Participant on January 1, 2024. Each Eligible Employee whose date of hire was on or before December 2, 2023, and who was not yet a Participant in the Plan on December 31, 2023, shall initially be eligible to participate in the Plan on January 1, 2024, if they otherwise meet the applicable eligibility requirements. Each Eligible Employee whose date of hire is after December 2, 2023, shall initially be eligible to participate in the Plan 30 days after the Eligible Employee’s date of hire if they otherwise meet the applicable eligibility requirements.

3.2	Change in Active Status. A Participant shall no longer be permitted to contribute to the Plan when the Participant ceases to be an Eligible Employee.

3.3	Special Rules for Participation and Vesting Purposes.

(a)

For purposes of determining an Eligible Employee’s eligibility to participate and Periods of Service for vesting pursuant to Section 6.4, Hours of Service, months of employment and Period of Service shall include an Eligible Employee’s Hours of Service and months of employment or Periods of Service (i) as a Leased Employee of the Employer or an Affiliate (after the employer became an Affiliate); (ii) as an Employee of the Employer or an Affiliate (after the employer became an Affiliate) covered by the terms of a collective bargaining agreement that does not provide for participation in the Plan; (iii) while a common law Employee of the Employer who is not deemed to be an Eligible Employee or while a common law Employee of an Affiliate; (iv) while an Employee of a predecessor organization of the Employer in any case where the Employer maintains the plan of such predecessor organization as required under ERISA Section 210(b); (v) or while an employee of an organization acquired by an Employer as a result of a stock or asset acquisition, merger, or other similar transaction between the organization and the Employer if the Company, by written action, so provides.

(b)

Notwithstanding anything in this Plan to the contrary, an Eligible Employee who becomes an Employee of an Employer as a result of a stock or asset acquisition, merger, or other similar transaction between the Employer and another entity shall be eligible to participate in the Plan as of the date on which the Eligible Employee becomes an Employee of the Employer if the Company, by written action, authorizes such immediate participation.

3.4

Participation and Service upon Reemployment. Upon the reemployment of any person after the Effective Date who had previously been employed by the Employer, the following rules shall apply in determining participation in the Plan. If the reemployed Eligible Employee was not a Participant in the Plan during the prior period of employment, they must meet the requirements of Section 3.1 for participation in the Plan. If the

Elevance Health Puerto Rico Retirement Plan 1/1/2024

reemployed Eligible Employee was a Participant in the Plan during a prior period of employment, they shall again become a Participant in the Plan as soon as administratively feasible upon rehire. For purposes of this Section, any Periods of Service credited to a Participant, Eligible Employee or Employee before Termination of employment shall be restored upon reemployment for purposes of vesting in Employer contributions allocated to the Participant’s Account following reemployment. Sections 6.4 and 6.5 set forth the rules pertaining to vesting following reemployment in amounts allocated to a Participant’s Account before Termination.

3.5

Cessation of Participation. An individual shall cease to be a Participant on the date as of which (i) the Participant is no longer an Eligible Employee and (ii) all of the Participant’s vested Accounts have been distributed.

3.6

Transfers From Affiliates and Change in Status. Any otherwise Eligible Employee who transfers to the Employer from an Affiliate or any Employee who otherwise becomes an Eligible Employee after the Employment Commencement Date, shall be eligible to participate in the Plan as of the date on which they first meet the requirements for participation in the Plan under Section 3.1 or Section 3.4, as applicable, which date may be coincident with or after the date of transfer or change in status.

3.7

Rehire after Military Service. Notwithstanding any provision of the Plan to the contrary, contributions, benefits, and service credit with respect to qualified military service will be provided in accordance with US Code Section 414(u). The Committee shall apply the provisions of the USERRA with respect to any Participant who is reemployed after completing covered military service in a manner consistent with the USERRA and all other applicable law and regulations.

ARTICLE IV

CONTRIBUTIONS

4.1	Employer Contributions. Each Plan Year, the employer will contribute to the Plan the following amounts on behalf of Participants:

(a)

Before Tax and Catch-Up Contributions. The following describes the different types of contributions that may be made to the Plan in accordance with procedures established by the Committee. As of the Effective Date, the contribution percentages set forth in this Section 4.1(a) shall apply unless otherwise provided by an Exhibit.

(i)

Elective Before Tax Contributions. Each Participant may elect to authorize the Employer to contribute to the Plan for a Plan Year on the Participant’s behalf an amount equal to any whole percentage of Compensation (as determined without regard to this Section 4.1(a)) as Before Tax Contributions. Effective January 1, 2024, the maximum percentage a Participant may elect is 80%. A Participant may separately elect to

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authorize the Employer to contribute to the Plan for a Plan Year on the Participant’s behalf an amount equal to any whole percentage of any bonuses received from the Employer under the Annual Incentive Program (“AIP”) or the Quarterly Incentive Program (“QIP”) from 1% up to 80% as a Before Tax Contribution, to the extent these programs are made available to Participants.

(ii)	Automatic Enrollment.

(A)

Automatic Enrollment under a Deemed Election. This Section 4.1(a)(ii)(A) applies to all Eligible Employees whose initial participation in the Plan commences on or after January 1, 2024, and to each existing Participant in the Plan as of January 1, 2024. A Participant to whom this Section 4.1(a)(ii)(A) applies shall be deemed to have elected Before Tax Contributions to the Plan equal to 6% of Compensation unless the Participant timely affirmatively elects to contribute a different percentage of Compensation as Before Tax Contributions to the Plan, including to not contribute any amounts to the Plan under Section 4.1(a)(i) and Section 4.1(a)(iii) by affirmatively electing to have 0% of Compensation be contributed as Before Tax Contributions. Each Participant or Eligible Employee to whom automatic enrollment would apply as a result of the deemed election hereunder will be entitled to notice of the terms of such automatic enrollment and will have a reasonable opportunity after receipt of such notice to make an affirmative election to contribute a different percentage of Compensation as Before Tax Contributions to the Plan under Section 4.1(a)(i) (including an affirmative election to have 0% of Compensation contributed) prior to any Before Tax Contributions pursuant to a deemed election under this Section 4.1(a)(ii)(A) are made on the Participant’s behalf. For any Participant or Eligible Employee who properly submits such affirmative election to the Committee, any Before Tax Contributions made under a deemed election will cease as soon as administratively feasible after the affirmative election is submitted. Effective January 1, 2024, the initial deemed election of 6% hereunder shall increase by one percentage point up to a maximum of 15% of a Participant’s Compensation. Each such 1% increase will be effective for the payroll period immediately following or concurrent with each April 1 subsequent to the date on which the Participant’s initial Before Tax Contributions under this Section 4.1(a)(ii)(A) of the Plan began. All such deemed elections are governed by rules and procedures established by the Committee.

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(B)

This Section 4.1(a)(ii)(B) applies to any person who is reemployed that had previously been employed by the Employer. A rehired Participant who was not automatically enrolled pursuant to the Plan’s automatic enrollment provisions prior to Termination of employment will be automatically enrolled in the Plan upon rehire according to this Section 4.1(a)(ii)(B) unless the Participant makes a timely affirmative election to contribute a different percentage of Compensation as Before Tax Contributions to the Plan, including to not contribute any amounts to the Plan under Section 4.1(a)(i) and Section 4.1(a)(iii) by affirmatively electing to have 0% of Compensation be contributed as Before Tax Contributions. Such rehired Participant will be subject to automatic enrollment in the Plan upon rehire at the same deemed election rate as a new Participant under Section 4.1(a)(ii)(A). A rehired Participant who was automatically enrolled pursuant to the Plan’s automatic enrollment provisions prior to Termination will, upon rehire, be automatically enrolled in the Plan with a contribution rate under Section 4.1(a) equal to the rate at which the Participant was contributing immediately prior to Termination, adjusted for any automatic 1% increases under subsection (A) above that would have been applicable to the Participant during the Period of Severance. Notwithstanding the foregoing, a rehired Participant who was automatically enrolled pursuant to the Plan’s automatic enrollment provisions prior to Termination, and for whom there were no contributions to the Plan pursuant to the automatic enrollment provisions during a Period of Severance of an entire Plan Year or longer, will be subject to automatic enrollment in the Plan upon rehire at the same deemed initial Before Tax Contribution rate as a new Participant under Section 4.1(a)(ii)(A).

(C)	Reserved.

(D)

For the purposes of applying the automatic enrollment provisions of the Plan, whether a Participant has or had an election (including affirmative elections of 0%) in effect will be determined based on the Committee’s evaluation of the applicable Plan records.

(iii)	After-Tax Contributions. No new After Tax Contributions will be permitted under the Plan after December 31, 2023.

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(iv)

Excess Deferrals. Notwithstanding the foregoing, the Participant shall be prohibited from authorizing any Before Tax Contributions to be made on the Participant’s behalf under the Plan and elective contributions under any other plan, in excess of the applicable limit under Code Sections 1081.01(d)(7)(A) in effect for the Plan Year to which such Before Tax Contributions relate. Such excess is referred to as “excess deferrals,” which means the excess of an individual’s elective deferrals for any taxable year, over the applicable limit under Code Section 1081.01(d)(7) for the taxable year (including any applicable dollar limitations on catch-up contributions under Code Section 1081.01(d)(7)(C)). In the event a Participant has made excess deferrals, then not later than the first day of March following the close of the Participant’s taxable year, the Participant may notify each plan under which deferrals were made of the amount of the excess deferrals received by that plan. The Participant shall be deemed to have notified the Plan of excess deferrals to the extent the Participant has excess deferrals for the taxable year calculated by taking into account only elective deferrals under the Plan and other plans of the Employer or Affiliate. The Employer may notify the Plan on behalf of the Participant under these circumstances.

Not later than the first April 15 following the close of the taxable year, the Plan shall distribute to the Participant the amount designated above, including any Income allocated thereto. The Income attributable to a Participant’s excess deferral pursuant to this subparagraph for the Plan Year during which such excess deferral arose shall be determined in accordance with the applicable regulations under the Code. Any Income attributable to a Participant’s excess deferrals for the period between the end of the Plan Year and the date of distribution shall be disregarded.

A Participant who has excess deferrals for a taxable year may receive a corrective distribution of excess deferrals during the same year. This corrective distribution shall be made only if:

(A)

the Participant designates the distribution as an excess deferral. The Participant shall be deemed to have designated the distribution to the extent the Participant has excess deferrals for the taxable year calculated by taking into account only elective deferrals under the Plan and other plans of the Employer and Affiliate. The Employer may make the designation on behalf of the individual under these circumstances;

(B)	the correcting distribution is made after the date on which the Plan received the excess deferral; and

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(C)	the Plan designates the distribution as a distribution of excess deferrals.

(v)

Compliance. The Committee may limit a Participant’s right to make Before Tax Contributions to the Plan if in the sole judgment and discretion of the Committee, such limits are necessary to ensure the Plan’s compliance with the requirements of Code Sections 1081.01(a)(11), 1081.01(a)(15) and 1081.01(d)(7)(A) and (d).

(vi)

Catch-Up Contributions. All Participants who are eligible to make Before Tax Contributions under the Plan and who have attained age 50 before the close of the Plan Year are eligible to make catch-up contributions in accordance with, and subject to the limitations of, Code Section 1081.01(d)(7)(C) and such rules and procedures as may be reasonably adopted and uniformly applied by the Committee. Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code Sections 1081.01(d)(7)(A). The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Sections 1081.01(a)(3) or 1081.01(d)(3), as applicable, by reason of the making of such catch-up contributions.

(b)	Employer Matched Contributions.

(i)

Subject to the limitations of Section 5.4, an Employer shall contribute with respect to each pay period on or after January 1, 2024, an amount equal to 100% for the first 4% of a Participant’s Before Tax Contributions and 50% for the next 2% of a Participant’s Before Tax Contributions as Employer Matched Contributions. If a Participant is employed during the Plan Year, that Participant shall receive an additional Employer Matched Contribution equal to the difference, if any, between the amount contributed pursuant to the preceding sentence for the Plan Year and an amount equal to 100% for the first 4% of a Participant’s Before Tax Contributions and 50% for the next 2% of a Participant’s Before Tax Contributions.

(ii)	Employer Matched Contributions made pursuant to this Section 4.1(b) are subject to forfeiture under the provisions of Section 6.5 of the Plan.

(c)

QNECs. Subject to the limitations of Section 5.4, the Employer may contribute for each Plan Year an amount, if any, as determined by the Committee on behalf of some or all Participants who are not Highly Compensated Employees. The Employer’s QNEC for the Plan Year shall be credited directly to the QNEC Accounts of active Participants who are not Highly Compensated Employees and who are designated to receive such a contribution. The amount of such contribution shall

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not exceed the maximum amount allowable as a deduction under the Code for such Plan Year. It is intended that this contribution shall constitute a qualified nonelective contribution within the meaning of Code Section 1081.01(d)(3)(E)(ii).

(d)

Discretionary Profit-Sharing Contribution. In addition to Employer Matched Contributions, the Employer may, in its sole discretion, contribute such amount (which need not be from its current or accumulated profits) to the Plan as an Employer Profit-Sharing Contribution. Any Employer Profit-Sharing Contribution made to the Plan shall be allocated among those Participants who either (a) are actively employed on the last day of the Plan Year to which the contribution relates or (b) are Terminated during the Plan Year to which the contribution relates after attaining age 55 and completing a 10 year Period of Service.

The Company shall determine, by written action, the amount which shall be contributed pursuant to this paragraph. Such amount may be specified by the total dollar amount or the percentage of Compensation of all eligible Participants or other method which has the effect of specifying a determinable amount to be contributed. The amounts so determined shall be contributed and the amount contributed shall be allocated among the eligible Participants in proportion to the Compensation of all eligible Participants, unless otherwise provided in the duly authorized written action of the Company.

Employer Profit-Sharing Contributions shall be allocated to an eligible Participant’s Employer Account and shall vest in accordance with Section 6.4.

(e)

Discretionary Non-Exempt SCA Employer Contribution. In addition to Employer Matched Contributions, the Employer may, in its sole discretion, contribute such amount (which need not be from its current or accumulated profits) to the Plan as a “Discretionary Non-Exempt SCA Employer Contribution” and any such contributed amount shall be allocated quarterly to Employees described in Section 2.29 (i.e., Participants who are Non-Exempt SCA Employees). Notwithstanding the foregoing, in order to receive this allocation, the Non-Exempt SCA Employee must not be a Highly Compensated Employee as defined in Section 2.23 of the Plan. Any such Discretionary Non-Exempt SCA Employer Contributions shall be allocated to each Non-Exempt SCA Employee in an amount equal to the excess, if any, of the amount required to be paid to or on behalf of the Non-Exempt SCA Employee for SCA Health and Welfare Fringe Benefits for such period as if such Non-Exempt SCA Employee was covered by the McNamara-O’Hara Service Contract Act (“Service Contract Act”), whether or not such Employee actually was covered by the Service Contract Act, over the sum of (i) the amount actually paid by the Employer for such period to or on behalf of the Non-Exempt SCA Employee for SCA Health and Welfare Fringe Benefits and (ii) any amount paid in cash in lieu of SCA Health and Welfare Fringe Benefits for such period. Any such Discretionary Non-Exempt SCA Employer Contributions shall be allocated to the eligible Non-

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Exempt SCA Employee’s Employer Account and shall be 100% vested in accordance with Section 6.4.

(f)

Discretionary Employer Contribution. In addition to Employer Matched Contributions, the Employer may, in its sole discretion, contribute such amount (which need not be from its current or accumulated profits) to the Plan as a “Discretionary Employer Contribution,” on behalf of some or all Participants on a non-discriminatory basis to make required corrections under the Plan not permitted under Section 4.1(c). Any such Discretionary Employer Contribution shall be allocated to an eligible Participant’s Employer Account and shall be 100% vested in accordance with Section 6.4.

4.2	Conditions on Employer Contributions. To the extent permitted or required by ERISA and the Code, contributions under the Plan are subject to the following conditions:

(a)	If the Employer makes a contribution, or any part thereof, by mistake of fact, such contribution or part thereof shall be returned to the Employer within one year after such contribution is made.

(b)

Contributions to the Plan are specifically conditioned upon their deductibility under the Code. To the extent a deduction is disallowed for any such contribution, such amount shall be refunded to the Employer within one year after the disallowance of the deduction.

(c)

Earnings attributable to the contribution shall not be refunded to the Employer, but losses shall reduce the amount to be refunded. In no event shall return of the contribution to the Employer reduce the amount of any Participant’s Account to less than the balance that would have been in such Account had the contribution not been made.

4.3	Time and Manner of Contributions.

(a)

All Employer contributions shall be paid directly to the Trustee. Except as provided in paragraph (b), a contribution for any Plan Year shall be made not later than the date prescribed by law for filing the Employer’s Federal income tax return, including extensions, for such Plan Year.

(b)

Before Tax Contributions shall be credited directly to the Account(s) (as applicable) of each Participant who authorized such contributions as soon as the amounts can be segregated from the general assets of the Employer, but in no event later than the 15th business day of the month following the month in which such amounts would otherwise have been payable to the Participant in cash and shall be immediately vested and non-forfeitable in accordance with Code Section 1081.01(d)(2)(C). Such contributions may not be made retroactive to or with respect to another Plan Year.

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(c)	The contributions of an Employer will be credited to the Participants attributable to such Employer.

4.4	Election of Before Tax Contributions. A Participant’s Before Tax elections are governed by rules and procedures established by the Committee.

4.5	Reserved.

4.6	Reserved.

4.7

Rollovers. An Eligible Employee or Participant may transfer to the Trust any cash which has been distributed to him from a plan qualified under Code Section 1081.01(a); provided, however, that such amount qualifies as a rollover amount as defined by the Code at the time of the transfer and the Eligible Employee or Participant complies with such rules and other criteria as the Committee may establish from time to time to ensure the qualified status of the Plan. The amount of cash transferred to the Trust pursuant to this Section shall be credited to the Eligible Employee’s or Participant’s Rollover Account in accordance with Section 5.1. An Eligible Employee or Participant shall be fully vested in their Rollover Account at all times. In the event any amount rolled over into the Plan is found not eligible for rollover, such amount, as adjusted for earnings and losses, shall be distributed to the Eligible Employee or Participant as soon as administratively feasible. Notwithstanding the foregoing, an Eligible Employee or Participant may rollover an outstanding loan from another plan that meets the foregoing requirements for cash rollovers and is approved for rollover by the Committee. Such loan rollover will be subject to the provisions of the Loan Policy established by the Committee pursuant to Section 6.10 herein.

4.8

Requirements for Qualified Non-Elective Contributions and Qualified Matching Contributions. Any contributions that are designated as QNECs or as qualified matching contributions shall meet the requirements of Code Section 1081.01(d). In addition, QNECs and qualified matching contributions shall be fully vested at all times. Such contributions shall be distributed from the Plan only in accordance with the events enumerated in the Plan provided however, that in no event shall such amounts be available for hardship withdrawal.

ARTICLE V

ALLOCATIONS TO PARTICIPANTS’ ACCOUNTS

5.1	Individual Accounts. On and after the Effective Date, the Committee shall direct the recordkeeper for the Plan to maintain separate Accounts in the name of each Participant, as applicable.

Elevance Health Puerto Rico Retirement Plan 1/1/2024

5.2

Account Adjustments. The Accounts of Participants and Beneficiaries shall be adjusted by valuing all assets of the Trust following the end of each business day during the Plan Year in the following manner:

(a)	Adjustments.

(i)

The Committee shall first compute the net asset value of securities and/or other assets comprising each Investment Fund, designated by the Committee for direction of investment by Participants and Beneficiaries. This net asset value shall be equal to the market price of the Investment Fund on the prior business day applied to the net asset value as of the close of business on the current business day.

(ii)	At the direction of the Committee, a gain or loss will be assigned to each Participant’s Account.

(iii)

Any requests for additions or withdrawals made to or from a specific designated Investment Fund by any Participant and received by the Committee before the stated deadline on such business day will be accounted for.

In completing the valuation procedure, such adjustments in the amounts credited to such Accounts shall be made on the business day to which the investment activity relates. No admissions to Investment Funds made pursuant to the Plan shall be taken into account until the date such contribution was both actually paid to the Trustee and credited to the Participant’s Accounts. It is intended that this paragraph operate to distribute among the Participant’s Accounts all Income of the Trust Fund and changes in the value of the Trust Fund’s assets.

In the event a pooled investment fund is created as a designated fund for Participant investment election in the Plan, valuation of the pooled investment fund shall be governed by the administrative services agreement for such pooled investment fund.

(b)

Deemed Date of Allocation. All credits or deductions made under this Article to Participants’ Accounts shall, for all purposes other than the allocation of Income, be deemed to have been made no later than the last day of the Plan Year even if actually determined thereafter.

5.3	Crediting of Employer Contributions. Employer contributions shall be credited in the time and manner provided under Section 4.3.

5.4

Maximum Annual Additions. The maximum Annual Additions that may be contributed or allocated to a Participant’s Accounts for any Plan Year shall not exceed the lesser of: (i) the dollar limitation contained in Code 1081.01(a)(11)(B)(i), as adjusted for increases in the

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cost of living, or (ii) 100% of the Participant’s compensation, as defined below, within the meaning of Code Section 1081.01(a)(11)(B)(ii), for the Plan Year.

(a)	“Annual Additions” means, with respect to each Plan Year, the additions to a Participant’s Account as defined below:

(i)	Employer contributions;

(ii)	Forfeitures; and

(iii)	Participant’s Before Tax Contributions and catch-up contributions allocated to the Accounts of the Participant with respect to such Plan Year.

(b)

“Compensation” for purposes of this Section is the Participant’s wages, salaries, fees, and other amounts paid or made available for personal services actually rendered in the course of employment with the Employer, including, but not limited to, commissions, compensation for services on the basis of a percentage of profits, tips, and bonuses but (in accordance with regulations prescribed by the Secretary of Treasury) excluding:

(i)

contributions made by the Employer to a non-qualified plan of deferred compensation to the extent that such are not included in the gross income of the Participant in the year made; Employer contributions to simplified employee pension plans which are deductible by the Participant; and any distributions from any such plan other than an unfunded non-qualified plan;

(ii)	amounts realized from the exercise of a non-qualified stock option or when restricted stock either becomes freely transferable or free from a substantial risk of forfeiture;

(iii)	amounts realized from the disposition of stock acquired under a qualified stock option;

(iv)	other amounts which receive special tax benefits; and

(v)

any amount in excess of the dollar limitation contained in Code Section 1081.01(a)(12) in effect for such calendar year, as adjusted annually by the Secretary of the Treasury for increases in the cost of living.

Compensation, for purposes of this Section, shall also include a Participant’s Before Tax Contributions and/or After Tax Contributions and any other salary reductions under a plan maintained by the Employer, and shall also include elective amounts that are not includible in the gross income of the Participant by reason of Code 1081.01(d)(7).

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Notwithstanding anything herein to the contrary, compensation includes payments made after severance from employment of base salary and overtime pay, bonuses and commissions provided such payments are made within 2-1/2 months after severance from employment (or by the end of the Plan Year in which the severance from employment occurred, if later) and such payments would have been paid to the Participant before severance from employment if the Participant had continued in employment. Additionally, compensation also includes a payment made after severance from employment for any unused accrued bona fide sick, vacation, or other leave that the Participant had the right to use, provided such payment is made within 2-1/2 months after severance from employment (or by the end of the Plan Year in which the severance from employment occurred, if later) and the payment would have been considered compensation if paid before severance from employment. For purposes of clarification, Compensation shall not include severance payment paid by the Employer to the Participant upon termination of employment, if any.

The compensation limitation referred to shall not apply to:

(A)	any contribution for medical benefits (within the meaning of Code Section 419A(f)(2)) after severance from employment which is otherwise treated as Annual Additions; or

(B)	any amount otherwise treated as Annual Additions under Code Section 415(1)(1).

All defined contribution plans of the Employer and Affiliates shall be treated as one plan for purposes of these limitations. If allocations to any of the defined contribution plans maintained by the Employer or any Affiliates on behalf of a Participant for any Plan Year would cause the limitations set forth above to be exceeded, contributions under the Plan shall be reduced first to the extent necessary and then under any other defined contribution plans of the Employer or Affiliates.

5.5

No Rights Created by Allocation. Any allocation made and credited to the account of a Participant or Beneficiary under this Article shall not cause such Participant or Beneficiary to have any right, title, or interest in or to any assets of the Trust Fund except at the time or times, and under the terms and conditions, expressly provided in the Plan.

ARTICLE VI

PAYMENT OF BENEFITS

6.1

Termination of Employment or Disability. If a Participant’s employment is Terminated for any reason other than due to death, or a Participant becomes Disabled, then such Participant shall be entitled to receive the entire vested amount credited to the Participant’s Accounts, in the manner and at the time provided in Sections 6.6 and 6.7.

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6.2

Death. If a Participant’s Termination is due to death, or in the event that a Participant who is entitled to receive distributions pursuant to Section 6.1 dies before receiving the full amount of such distributions, the entire amount credited to the Participant’s Accounts shall be paid to the Participant’s Beneficiary in the manner and at the time provided in Sections 6.6 and 6.7, but only after receipt by the Committee of acceptable proof of death.

6.3

Survivor Benefits Related to Qualified Military Service. If a Participant dies during a period of qualified military service, as defined in US Code Section 414(u), the Participant’s Beneficiary shall be entitled to any additional benefits (other than contributions), relating to the period of qualified military service provided under the Plan as if the Participant was reemployed by the Employer or an Affiliate on the date immediately preceding death and terminated employment on the date of death, in accordance with US Code Section 401(a)(37).

6.4	Vesting. Effective as of January 1, 2024, the vesting provisions of this Section 6.4 shall apply.

(a)	Each Participant shall have a fully vested and non-forfeitable interest in their Before Tax Account, Rollover Account, After Tax Rollover Account, After Tax Contributions Account, and QNEC Account.

(b)

Each Participant shall have a vested interest in their Employer Matched Account and the portion of their Employer Account attributable to Employer Profit-Sharing Contributions under Section 4.1(d) of 0% until the Participant has completed a two-year Period of Service, at which time their interest in their Employer Matched Account and the portion of their Employer Account attributable to Employer Profit-Sharing Contributions under Section 4.1(d) shall be 100% vested. (Prior to January 1, 2024, the two-year Period of Service was a three-year Period of Service.)

Notwithstanding anything in the Plan or an Exhibit to the contrary, (i) a Participant who, while employed by the Employer, attains Early Retirement Age (as applicable) or Normal Retirement Age, is Disabled, or dies shall have a fully vested and non-forfeitable interest in the Participant’s Accounts, regardless of Periods of Service, and (ii) a Participant who has received cash dividends issued on shares of Elevance Health Stock credited to the Participant’s Account in accordance with Section 7.3 shall have a fully vested and non-forfeitable interest in such dividends, regardless of Periods of Service.

6.5

Disposition of Forfeitures. The vested percentage of a Participant’s Accounts determined pursuant to Section 6.4 or as otherwise defined in an Exhibit shall be distributed in accordance with Sections 6.6 and 6.7, and any nonvested portion shall be forfeited on the earlier of:

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(a)	the last day of the Plan Year in which an Eligible Employee incurs a Period of Severance equal to five consecutive years; or

(b)

the distribution of the entire vested portion of the Accounts of a Participant following their Severance From Service Date. For purposes of this provision, if the Participant has a vested benefit of zero, then the Participant will be deemed to have received distribution of their entire vested benefit as of their Severance From Service Date. For this purpose, a Participant’s vested benefit shall not include any amounts in the Participant’s Rollover Account or After Tax Rollover Account.

Neither the Participant whose interest has been forfeited as provided in this Section, nor a Beneficiary, executor, administrator, or other person claiming on the Participant’s behalf shall thereafter be entitled to any such forfeited interest. Notwithstanding the foregoing, in the event of a Participant’s reemployment before incurring a Period of Severance equal to five consecutive years, any nonvested amounts credited to the Participant’s Account immediately prior to such Period of Severance shall be restored as soon as administratively feasible (without adjustment for gains or losses during such Period of Severance, if any).

Amounts forfeited under the provisions of this Section during a Plan Year will be applied to pay administrative expenses and/or reduce Employer Contributions, as directed by the Company or its designee, no later than twelve months following the close of the Plan Year in which the forfeitures were incurred, provided that forfeitures incurred during any Plan Year beginning before January 1, 2024, will be treated as having been incurred in the first Plan Year that beginning on or after January 1, 2024.

6.6	Time of Payment of Benefits.

(a)

Subject to paragraph (d), a distribution to a Participant of their Accounts due to Retirement or Disability pursuant to Section 6.1 shall be made as soon as administratively feasible following receipt by the Committee of the appropriate notice and shall be valued as of the last completed Valuation Date preceding the distribution.

(b)

Distribution of a Participant’s Accounts payable on account of the death of a Participant pursuant to Section 6.2, shall be distributed as soon as administratively feasible following the earlier of (i) receipt by the Committee of the appropriate form; or (ii) the end of the three-month period commencing on the date the Committee is notified of such death but no later than December 31 of the year which includes the fifth anniversary of the Participant’s death. The distribution shall be valued as of the last completed valuation preceding the distribution. However, if such distribution had already commenced in the form of payments over a period permitted under Section 6.7, the remaining benefits may be distributed over such period, at least as rapidly as payments were made to the Participant.

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(c)

Subject to paragraph (d), a distribution to a Participant of their Accounts payable on account of other Termination pursuant to Section 6.1 shall be made as soon as administratively feasible following receipt by the Committee of the appropriate form and shall be valued as of the last completed valuation preceding the distribution.

(d)

If the vested percentage of a Participant’s Accounts is equal to $5,000 or less, a lump sum payment shall automatically be made as soon as administratively practicable following the Participant’s Termination if the Participant does not elect to have such distribution paid directly into an eligible retirement plan specified by the Participant in a direct rollover or to receive the distribution directly.

(e)

Notwithstanding any other provision of the Plan to the contrary, unless the Participant elects otherwise, payment of benefits under the Plan shall commence not later than 60 days after the close of the Plan Year in which the latest of the following events occurs: (i) the Participant attains Normal Retirement Age; (ii) the tenth anniversary of the Plan Year in which the Participant commenced participation in the Plan; or (iii) the Participant’s Termination.

(f)	Reserved.

(g)	Reserved.

(h)	Reserved.

6.7	Mode and Method of Payment of Benefits.

(a)

Except as otherwise provided in an Exhibit or in Section 6.6(d) with respect to small account balances, and subject to the requirements of Section 6.6(b) relating to distributions on account of a Participant’s death, an amount to which a Participant or Beneficiary shall become entitled to hereunder shall be distributed in cash in accordance with one of the following forms of distribution as elected by the Participant:

(i)	single lump sum payment; or

(ii)	partial withdrawals; or

(iii)

equal monthly, quarterly, semi-annual, or annual installments, over a period of time not to exceed the life expectancy of the Participant, or the joint life expectancies of the Participant and their Beneficiary; or

(iv)	equal monthly, quarterly, semi-annual, or annual installments in a fixed amount per installment.

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In the case of a lump-sum payment distributions, if the Plan complies with certain Puerto Rico investment rule under Code Section 1081.01(b)(1)(B), then the amount of such lump-sum payment in excess of amounts contributed by the Participant that has already been subject to taxation, shall be considered as a long-term capital gain subject to withholding as provided in said Section 1081.01(b)(1)(B).

(b)	The following special distribution rules shall also apply:

(i)	Reserved.

(ii)

A Participant or Beneficiary may, by giving prior written notice to the Trustee in the form and manner and within such time limit as the Trustee shall prescribe, elect to have the distribution of the entire portion, if any, of a Participant’s Accounts held in the Elevance Health Stock Fund paid in whole shares of Elevance Health Stock with fractional shares and any uninvested funds held in the Participant’s name in the Elevance Health Stock Fund paid in cash.

6.8

Designation of Beneficiary. Each Participant from time to time may designate any person or persons (who may be designated contingently or successively and who may be an entity other than a natural person) as their Beneficiary or Beneficiaries to whom the Participant’s Plan benefits are to be paid if the Participant dies before receipt of such benefits. Each Beneficiary designation shall be made in accordance with procedures prescribed by the Committee and will be effective only when made during the Participant’s lifetime. Each Beneficiary designation made in accordance with such procedures will cancel all Beneficiary designations previously made by that Participant. The revocation of a Beneficiary designation, no matter how effected, shall not require the consent of any designated Beneficiary. In the event that the Participant failed to designate a Beneficiary or is predeceased by all designated primary and contingent Beneficiaries, death benefits under this Plan shall be payable to the Participant’s Surviving Spouse (if any) and, if none, to the Participant’s estate.

6.9	Withdrawals. A Participant may make withdrawals from their Accounts, valued as of the last Valuation Date.

(a)

Hardship Withdrawal. A Participant may withdraw (i) up to 100% of the value of their Before Tax Contributions, and Income allocated to their Before Tax Contributions; (ii) up to 100% of the vested portion of their Employer Matched Account, other than amounts described in Section 6.9(f)(v); and (iii) the vested portion of their Employer Account, on account of an immediate and heavy financial need (pursuant to Treasury Regulation No. 5678 or a successor provision), where such distribution is necessary to satisfy the immediate and heavy financial need (pursuant to Treasury Regulation No. 5678 or a successor

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provision). The Committee shall adopt administrative procedures that set forth the terms and conditions for hardship withdrawals.

(1)

If a Participant makes a hardship withdrawal, the Employer shall be precluded from making Before Tax Contributions and Employer Matched Contributions on the Participant’s behalf, and the Participant shall be prohibited from making employee contributions to all other plans of the Employer until such date that is coincident with or next following the date that is twelve months from the date on which the withdrawal is received by the Participant. All other plans of the Employer shall mean all qualified and nonqualified plans of deferred compensation maintained by the Employer. A Participant whose participation in the Plan is suspended pursuant to this subparagraph (1) is required to reenroll in the Plan at the end of the suspension period in order to resume Before Tax Contributions to the Plan.

(2)	Reserved.

(3)	Effective on and after January 1, 2024, all withdrawals made pursuant to this Section 6.9(a) must be at least $500.00 or greater.

(b)	Withdrawal of After Tax Contribution Account. A Participant may make a withdrawal from their After Tax Contribution Account for any reason, including Income attributable to such account.

(c)

Attainment of Age 59-1/2. A Participant may withdraw up to 100% of the vested percentage of all their Accounts, including Income attributable to such Accounts, for any reason upon attainment of age 59-1/2, unless otherwise provided in an Exhibit. With respect to any after- tax proceeds received on a life insurance policy held by the Plan that are allocated to a Participant’s Account in which the Participant is 100% vested, such Participant may withdraw up to 100% of such proceeds for any reason upon attainment of age 59-1/2.

(d)	Military Duty Distributions.

(i)

Active Military Duty Distributions. A Participant who is on active military duty for more than 30 days as defined in the Heroes Earnings Assistance and Relief Tax Act of 2008 may elect to receive a distribution of the Participant’s Before Tax Contributions and After Tax Contributions, if any; provided, however that such Participant may not make any Before Tax Contributions or other employee contributions for six months following such a withdrawal.

(ii)

Qualified Reservist Distributions. A Participant who is a member of a reserve component (as defined in Section 101 of Title 37 of the United States Code) may take a penalty-free withdrawal from their Before Tax

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Account and/or After Tax Contributions Account if the following requirements are met:

1.	the Participant was ordered or called to active duty for a period in excess of 179 days or for an indefinite period; and

2.	the distribution is made during the period beginning on the date of such order or call and ending at the close of the active duty period.

(e)

Withdrawal of Rollover Account and After Tax Rollover Account. Notwithstanding any other provisions in the Plan to the contrary, an Eligible Employee or Participant who has made a rollover or an After Tax rollover into the Plan as described in Section 4.7 may withdraw, at any time, all or any portion of their Rollover Account or After Tax Rollover Account in accordance with the procedures established by the Committee, and the withdrawal shall occur as soon as practicable after the election is made, subject to any applicable penalties or taxes.

(f)	General Rules. The withdrawals under this Section shall be subject to the following requirements:

(i)	A request for a withdrawal shall be processed as soon as administratively feasible following receipt of the withdrawal request by the Committee.

(ii)

The amount available for withdrawal shall be determined as of the Valuation Date preceding the withdrawal, but in no event may a Participant withdraw more than the amount then standing in the applicable account as of the date of withdrawal.

(iii)	A withdrawal shall be charged to the Participant’s Accounts in accordance with rules promulgated by the Committee from time to time and communicated to Participants.

(iv)

All withdrawals pursuant to this Section shall be paid in cash in a lump sum; provided, however, that a Participant may, by giving prior written notice to the Trustee in the form and manner and within such time limit as the Trustee shall prescribe, elect to have that entire portion of a withdrawal that is charged against the Elevance Health Stock Fund paid in whole shares of Elevance Health Stock, with the value of any fractional shares and any uninvested funds held in the Participant’s name in the Elevance Health Stock Fund paid in cash.

(g)

Processing of Withdrawals. All withdrawals shall be processed on a pro-rata basis from the funds in which a Participant’s Accounts are invested, in accordance with rules promulgated by the Committee from time to time and communicated to Participants.

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6.9A	Declared Disaster Relief.

(a)	Qualified Declared Disaster Distributions.

(i)

In General. A Participant (or their Beneficiary) with a vested right to a benefit under the Plan may request one or more distributions (“Qualified Declared Disaster Distributions,” as defined below) from their vested benefits under the Plan in accordance with the provisions of this Section 6.9A, provided that such distributions are made during the applicable Distribution Period, as defined below.

(ii)

Special Withdrawal Rules. Participants (or their Beneficiaries) may receive during a Distribution Period, a withdrawal for financial needs resulting from Declared Disasters by the Governor of Puerto Rico, as such terms are defined and applied under Sections 1031.01(b)(16)(C) and 1081.01(b)(1)(D)(vi) of the Code, respectively, as these may be amended or modified from time to time. The Committee may rely upon representations from the Participant (or Beneficiary) as to the need for and amount of the Qualified Declared Disaster Distribution unless the Committee has actual knowledge to the contrary, as may be required or permitted under the Code.

(iii)

Amount. The aggregate amount of Qualified Declared Disaster Distributions received by a Participant (or Beneficiary) under this Section 6.9A and under all other retirement plans and individual retirement accounts maintained by the Participant (or Beneficiary) shall not exceed the amounts permitted under Code Section 1081.01(b)(1)(D) during the Distribution Period, as these may be amended or modified from time to time.

(iv)	Distribution Period. Qualified Declared Disaster Distributions shall be made only during the period authorized by the Secretary of Treasury to such end (the “Distribution Period”).

(v)

Qualified Declared Disaster Distributions. The distributions made to a Participant (or Beneficiary) during the Distribution Period to cover their “immediate need” as provided in Section 2.09A(ii), shall be considered Qualified Declared Disaster Distributions.

(vi)

Scope. If a Participant (or Beneficiary) received a distribution or withdrawal under the Plan during Distribution Period, the Committee, and the Participant (or Beneficiary) may, to the extent permitted by law, designate that distribution or withdrawal as a Qualified Declared Disaster Distribution, as described in this Section 6.9A. The Committee may authorize but is not required to adopt any or all of the provisions of Code

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Section 1081.01(b)(1)(D)(vi), as these may be amended, modified, or superseded from time to time, during any one or more Distribution Periods.

(vi)

Interpretation. The provisions of this Section 6.9A shall supersede any inconsistent provisions of the Plan. Notwithstanding anything herein to the contrary, the provisions of this Section 6.1A are intended to be administered in accordance with Code Section 1081.01(b)(1)(D), as they may be amended, modified, or superseded from time to time, and any subsequent determination, notices and other guidance published by the Secretary of Treasury relating to the declared Disaster relief described herein.

(b)

Lump Sum Distributions Pursuant to Qualified Disasters. In addition to the provisions of Section 6.9A and notwithstanding any provision of the Plan to the contrary, for all Participants separated from service with the Employer and/or Beneficiaries, who are eligible for Qualified Declared Disaster Distributions, as defined under Section 6.9A, such Qualified Declared Disaster Distribution shall only be effected pursuant to a one-time lump sum distribution with favorable tax treatment, as provided under Code Section 1081.01(b)(1)(D), subject to the individual’s available vested funds.

6.10

Loans to Participants. The Committee may direct the Trustee to lend a Participant an amount not in excess of the lesser of (i) 50% of the Participant’s vested Accounts or (ii) $50,000 (reduced by the excess, if any, of the highest outstanding balances of all other loans from the Plan (including transferred or rollover loans) during the one-year period ending on the day before the loan was made over the outstanding balance of loans from the Plan on the date on which such loan was made), determined as of the last completed valuation coincident with or immediately preceding the date the Participant applies for the loan. The Committee shall adopt a Loan Policy that sets forth the terms and conditions for Plan loans. All loans shall under this Section 6.10 shall be granted and administered in compliance with the provisions of Code Section 1081.01(b)(3)(E)

6.11

Direct Rollover Option. A distributee may elect, at the time and in the manner prescribed by the Employer, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover, subject to the rules established under Code Section 1081.01(b)(2)(A). For purposes of this Section, the following terms shall be defined as follows:

(a)

An “eligible rollover distribution” is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period

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of ten years or more; any hardship withdrawals, as defined under Code Section 1081.01(d)(B)(vi); and any cash dividends paid on Elevance Health Stock pursuant to an election in accordance with Section 7.3(c).

(b)

An “eligible retirement plan” is (i) an individual retirement account described in Code Section 1081.02, (ii) a nondeductible individual retirement account described in Code Section 1081.03, or (iii) a qualified trust described in Code Section 1081.01(a). The same definition of eligible retirement plan will also apply in the case of a distribution to a Surviving Spouse, or to a former Spouse who is an alternate payee under a qualified domestic relations order, as defined in ERISA Section 206(d)(3)(B).

(c)

A “distributee” includes an Employee, former Employee or Beneficiary. In addition, the Employee’s or former Employee’s Surviving Spouse and the Employee’s or former Employee’s Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in ERISA Section 206(d)(3), are distributees with regard to the interest of the Spouse or former Spouse. A “direct rollover” is a payment by the Plan to the eligible retirement plan specified by the distributee.

ARTICLE VII

TRUST FUND

7.1

Exclusive Benefit of Eligible Employees and Beneficiaries. All contributions under the Plan shall be paid to the Trustee and deposited in the Trust Fund. All assets of the Trust Fund, including investment Income, shall be retained for the exclusive benefit of Participants and Beneficiaries, and shall be used to pay benefits to such persons or to pay administrative expenses of the Plan and Trust Fund to the extent not paid by the Employer. Except as provided in Sections 4.2 or 12.2 or as otherwise permitted by law, the assets of the Trust Fund shall not revert to or inure to the benefit of the Employer.

7.2	Investment Directions by Participants.

(a)

Investment Funds. All Accounts will be invested in the common Investment Funds that the Committee may designate from time to time. The respective assets of each Investment Fund will be accounted for separately from those of each other Investment Fund and will be invested in accordance with the objectives prescribed by the Committee. A portion of an Investment Fund may be invested in short-term securities issued or guaranteed by the United States of America or any of its agencies or instrumentalities or any other investments of a short-term nature, including corporate obligations or participation therein, and through the medium of any common, collective, or commingled trust fund maintained by the Trustee which is invested principally in property of the kind specified in this paragraph. A portion of an Investment Fund may be maintained in cash.

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(b)	Participant Direction.

(i)

Future Contributions. A Participant may direct the investment of future contributions to the Participant’s Accounts among the Investment Funds by providing notice to the Committee in the manner and subject to the procedures specified by the Committee. A Participant may elect to change the manner in which future contributions to the Participant’s Accounts are invested as of any business day by providing notice to the Committee in the manner and subject to the procedures specified by the Committee.

(ii)

Existing Accounts. A Participant may, effective as of any business day, elect to reallocate the value of all of the Participant’s Accounts in the Plan (in accordance with a single election to be applied uniformly to all of their Accounts), in multiples of 1% among the Investment Funds, or in flat dollar amounts, or in such other manner as may from time to time be determined by the Committee to be desirable, by giving notice to the Committee in the manner and subject to the procedures specified by the Committee. The Elevance Health Stock Fund Fiduciary may, on a uniform and nondiscriminatory basis, establish and modify trading policies which may restrict a Participant’s ability to make trades in Elevance Health Stock, make the election in Section 7.3(d) or adopt such other rules and procedures as it deems necessary to limit the frequency with which Participants may reallocate the value of their Accounts.

(iii)

Effective Date of Investment Elections. Notwithstanding the foregoing, the Committee is not obligated to effect investment election changes as of the business day the Participant gives notice of the change to the Committee. The Committee is only obligated to apply its best efforts to effectuate the Participant’s investment election as soon as administratively feasible.

(iv)

Failure to Direct Investments. If a Participant fails to make an investment election with respect to any amounts allocated to the Participant’s Accounts, including amounts contributed to the Plan pursuant to Section 4.1, Section 4.7, and amounts transferred to the Plan from a Merged Plan, the Trustee shall invest the amounts in an Investment Fund designated from time to time by the Committee or its designees consistent with the U.S. Department of Labor’s qualified default investment alternative (QDIA) guidance.

(c)

Effect of Participant Direction on Fiduciaries. When a Participant exercises the option to direct the investment of the Participant’s Accounts in accordance with this Section, then to the extent permitted by ERISA, no person who is otherwise a fiduciary under the Plan shall be liable under ERISA for any loss, or by reason of any breach, that results from the Participant’s exercise of that option.

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7.3

Elevance Health Stock Fund. The Plan does not include the Elevance Health Stock Fund. The remainder of this Section 7.3 (and the various provisions throughout the Plan referencing the Elevance Health Stock Fund) shall apply only if (and upon the effective date of) the Company adopts a Plan amendment to add the Elevance Health Stock Fund. Notwithstanding any other provision of the Plan to the contrary, the Investment Funds shall include the Elevance Health Stock Fund. The portion of a Participant’s Accounts invested in the Elevance Health Stock Fund shall be known as an “ESOP.” It is intended that the ESOP be considered an “eligible individual account plan” which explicitly provides for the acquisition and holding of “qualifying employer securities” (as those terms are defined in ERISA Sections 407(d)(3) and 407(d)(5)), and up to 100% of the Plan’s assets may be invested in the Elevance Health Stock Fund to the extent elected by Participants. In no event shall the ESOP be integrated with Social Security as contemplated by Treasury Regulation § 54.4975-11(a)(7)(ii).

The following special rules are applicable to the Elevance Health Stock Fund, and supersede any other conflicting Plan terms:

(a)

Powers of the Elevance Health Stock Fund Fiduciary. Notwithstanding anything in the Plan to the contrary, the Elevance Health Stock Fund Fiduciary shall at all times have the exclusive fiduciary authority and responsibility to exercise the following powers:

(i)	to suspend or prohibit new investment of Participant or employer contributions to the Elevance Health Stock Fund (including dividends paid on Elevance Health Stock);

(ii)	to suspend or prohibit a Participant from reallocating the value of the Participant’s Accounts in the Elevance Health Stock Fund;

(iii)	to determine the level of cash or cash equivalents in the Elevance Health Stock Fund;

(iv)	to vote shares of, and respond to tender offers with respect to, the Elevance Health Stock held in the Elevance Health Stock Fund, subject to the terms of the Plan;

(v)	in connection with a determination that holding Elevance Health Stock is no longer prudent under ERISA, to liquidate the Elevance Health Stock in the Elevance Health Stock Fund;

(vi)

to direct proceeds from any liquidation of Elevance Health Stock pursuant to this Section be invested on a temporary basis in the default investment option otherwise provided under the Plan (or in the absence of such default option, in such investment option then available under the Plan), pending Participant directions with respect to the investment of such proceeds; and

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(vii)

to suspend or prohibit a Participant from reallocating the value of the Participant’s Accounts out of the Elevance Health Stock Fund during any period in which the Elevance Health Stock Fund Fiduciary disposing of the Elevance Health Stock held in the Elevance Health Stock Fund.

(b)

Voting Rights. Each Participant (or Beneficiary of a deceased Participant) is designated, for purposes of this Section, a “named fiduciary” (within the meaning of ERISA) with respect to the shares of Elevance Health Stock credited to the Participant’s Accounts, and shall have the right to direct the Trustee with respect to the voting of the shares of Elevance Health Stock credited to the Participant’s Accounts on each matter brought before any meeting of shareholders; provided, however, that the right shall only apply with respect to shares of Elevance Health Stock credited to the Participant’s Accounts as of the most recent Valuation Date coincident with or preceding the applicable record date. Before each meeting of shareholders, the Company shall cause to be furnished to each Participant (or Beneficiary of a deceased Participant) and to the Trustee a copy of the proxy solicitation material. At least three calendar days before the date of the shareholders’ meeting at which such voting rights will be exercised, the Participant (or Beneficiary) may complete and file with the Trustee a written direction, in the form and manner prescribed by the Committee, as to the manner in which the shares of Elevance Health Stock held in the Participant’s Accounts shall be voted. Upon timely receipt of the direction, the Trustee shall vote (or grant the Company’s management a proxy to vote) as directed the number of shares (including fractional shares) of Elevance Health Stock held in the Participant’s Accounts, and the Trustee shall have no discretion as to the manner. The instructions received by the Trustee from Participants (or Beneficiaries) shall be held by the Trustee in confidence and shall not be divulged or released to any person, including the Committee or officers or employees of the Company or any Employer or Affiliate. For the purposes of voting Elevance Health Stock, the Trustee shall combine the directions of Participants as to the voting of fractional shares allocated to their Accounts to the maximum extent possible and the Trustee shall vote the resulting aggregate of the whole shares so combined in accordance with such directions. To the extent permitted by applicable law, the Trustee shall, or the Elevance Health Stock Fund Fiduciary shall direct the Trustee to vote any allocated Elevance Health Stock with respect to any business or issue for which it lacks a specific direction from any Participant as recommended by the Board of Directors as reflected in the applicable proxy solicitation materials, unless voting as provided in this Section would violate its fiduciary duty with respect to the Elevance Health Stock Fund. The Committee shall establish procedures to maintain the confidentiality of voting direction by the Participants and their Beneficiaries. Notwithstanding any provision in this Plan to the contrary, in the event of a conflict between the provisions of this Plan regarding the voting and exercise of rights of Elevance Health Stock held by the Plan and the provisions of

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the Trust Agreement, the Trust Agreement shall control. This Section hereby expressly incorporates the Trust Agreement herein by reference.

(c)

Response to Tender Offers. Each Participant (or Beneficiary of a deceased Participant) is designated, for purposes of this Section, a “named fiduciary” (within the meaning of ERISA) with respect to the shares of Elevance Health Stock held in the Participant’s Accounts, and shall have the right to direct the Trustee as to how to respond with respect to those shares to a tender offer or to any other offer made to shareholders generally to purchase, exchange, redeem, or otherwise transfer shares; provided, however, that the right shall only apply to the Elevance Health Stock held in the Participant’s Account as of the Valuation Date coincident with or immediately preceding the first day for delivering shares or otherwise responding to the tender offer or other offer. At least three calendar days before the last date for delivering shares or otherwise responding to the tender offer or other offer, the Participant (or Beneficiary of a deceased Participant) may complete and file with the Trustee a written direction in the form and manner prescribed by the Committee. Upon timely receipt of a written direction to deliver the shares of Elevance Health Stock in the Participant’s Accounts in response to the tender or other offer, the Trustee shall deliver the shares to which the direction applies. The Trustee shall not deliver, in response to the tender or other offer, any shares as to which the Trustee has received a direction from a Participant (or Beneficiary) not to deliver the shares. The directions received by the Trustee from Participants (or Beneficiaries) shall be held by the Trustee in confidence and shall not be divulged or released to any person, including the Committee or officers or employees of the Company or any Employer or Affiliate. The Trustee shall not tender any shares of Elevance Health Stock held in the Plan for which the Trustee has not received a specific direction from a Participant (or Beneficiary), except in the case where to do so would be inconsistent with the Elevance Health Stock Fund Fiduciary’s responsibilities under Title I of ERISA. Notwithstanding any provision in this Plan to the contrary, in the event of a conflict between the provisions of this Plan regarding the tender of Elevance Health Stock held by the Plan and the provisions of the Trust Agreement, the Trust Agreement shall control. This Section hereby expressly incorporates the Trust Agreement herein by reference.

(d)	Dividends Paid on Elevance Health Stock.

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(i)

In General. At the election of a Participant (including, for purposes of paragraph (c) a Beneficiary and an alternate payee under a qualified domestic relations order, as defined in Code Section 414(p)), any cash dividend paid with respect to Elevance Health Stock credited to the Participant’s Accounts as of the record date for such dividend payment will be paid (i) to the Trust and reinvested in the Elevance Health Stock Fund, or in cash directly to such Participant. A Participant shall be deemed to elect to have the cash dividends automatically reinvested in the Elevance Health Stock Fund, unless the Participant files a timely election with the Committee, as described in subparagraph (ii), to have all of the cash dividends paid to the Participant. Cash dividends paid directly to a Participant pursuant to this subparagraph shall be distributed quarterly, unless otherwise provided by the Committee in accordance with applicable law.

(ii)

Notice and Election. In accordance with any procedures established by the Committee, the Company shall provide notice to each Participant that sets forth the Participant’s right to elect to receive dividends in cash, as described in subparagraph (i), and the procedures for making an election. Such notice shall be provided to new Participants within a reasonable period of time commencing either before or after the Eligible Employee becomes a Participant, and for current Participants within a reasonable period time after the adoption of paragraph (d). Except as provided in subparagraph (iv), once made, a Participant’s election will continue in effect until changed by the Participant in accordance with any procedures established by the Committee. A Participant will have a reasonable opportunity to change the election at least quarterly, unless determined otherwise by the Committee in accordance with applicable law. Notwithstanding the foregoing, a Participant will have a reasonable opportunity to change the election at least annually. Unless the Committee determines otherwise, a Participant’s election shall be irrevocable on the third business day before the dividend payment date.

(iii)

Put Option if Elevance Health Stock is Not Readily Tradable. In accordance with Code Sections 409(h)(4), (5) and (6), if the Elevance Health Stock ceases to be readily tradable on an established market, then any Participant who otherwise is entitled to a total distribution from the Plan shall have the right (hereinafter referred to as the “Put Option”) to require that the Company repurchase the Elevance Health Stock credited to the Participant’s Accounts under a fair valuation formula. The Put Option shall be exercisable only during the 60 day period immediately following the date of distribution, and if the Put Option is not exercised within such 60

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day period, it can be exercised for an additional 60 days in the following Plan Year. The amount paid for the Elevance Health Stock pursuant to the exercise of a Put Option as part of a total distribution shall be paid in substantially equal periodic payments (not less frequently than annually) over a period beginning not later than 30 days after the request for total distribution is made and not exceeding five years. The Company shall provide adequate security and pay reasonable interest on any unpaid balance due as a result of the exercise of the Put Option. Except as otherwise provided in this subparagraph, no shares of Elevance Health Stock in the Elevance Health Stock Fund held in the Trust or distributed from the Trust may be subject to a put, call, or other option or to a buy-sell or similar arrangement. The preceding sentence shall continue to apply to Elevance Health Stock even if the Elevance Health Stock Fund ceases to be an ESOP within the meaning of Code Section 4975(e)(7).

This paragraph (d) is intended to satisfy the requirements of Code Section 404(k) and the application of the provisions of this Section is conditioned upon such dividends constituting “applicable dividends” as that term is used in Code Section 404(k)(2)(A)(iii) and qualifying for a deduction for a taxable year of the Company in the amount of the dividends that are subject to the election by Participants pursuant to this paragraph.

(e)	Special Rules for the Elevance Health Stock Fund. Notwithstanding the provisions of this Article VII, the following additional rules apply with respect to the Elevance Health Stock Fund:

(i)

As of each Valuation Date, uncredited cash dividends attributable to Elevance Health Stock previously allocated to a Participant’s Account in the Elevance Health Stock Fund shall be credited to the Participant’s Account in such Fund.

(ii)

As of each Valuation Date, uncredited whole and fractional shares of Elevance Health Stock resulting from stock dividends or splits attributable to Elevance Health Stock previously allocated to a Participant’s Account in the Elevance Health Stock Fund shall be credited to the Participant’s Account in such Fund.

(iii)

If rights or warrants are issued with respect to any Elevance Health Stock held by the Elevance Health Stock Fund, such rights or warrants shall be appropriately reflected in the Participants’ Accounts, in accordance with rules established by the Committee and uniformly applied, until sold or exercised by the Trustee and the proceeds appropriately reflected as directed by the Committee.

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(f)

Limitations on Elevance Health Stock Investment. Notwithstanding any other provisions of the Plan, the following rules shall apply with respect to the investment of a Participant’s Accounts in Elevance Health Stock.

(i)

The maximum amount of contributions made to a Participant’s Accounts that may be invested in Elevance Health Stock shall be no more than 20% of the total value of the Participant’s Accounts, and if such amount invested in Elevance Health Stock is in excess of 20%, the Trustee shall invest the excess amounts in an Investment Fund designated from time to time by the Committee or its designees.

(ii)

The maximum amount of a Participant’s Accounts that may be reallocated to investment in Elevance Health Stock shall be an amount, which when added to amounts already invested in Elevance Health Stock at the time of such reallocation, results in no more than 20% of the total value of a Participant’s Accounts being invested in Elevance Health Stock.

ARTICLE VIII

ADMINISTRATION

8.1

Plan Administration. The Committee serves as the “administrator” for purposes of ERISA Section 3(16)(A) and the “named fiduciary” for purposes of ERISA Section 402(a). The Committee shall have the sole responsibility for the administration of the Plan. Except as provided in the Trust Agreement and within the scope of any investment policies, the Trustee shall have the sole responsibility for the administration of the Trust and the management of the assets held under the Trust. It is intended that each fiduciary shall be responsible for the proper exercise of their own powers, duties, responsibilities and obligations under the Plan and the Trust and generally shall not be responsible for any act or failure to act of another fiduciary. A fiduciary may serve in more than one fiduciary capacity with respect to the Plan (including service both as Trustee and as a member of the Committee).

8.2

Expenses. The Employer is not required, but may, at its discretion, pay the expenses of administration of the Plan, including the fees and expenses of the Trustee. If such expenses of administration are not so paid by the Employer, the Trustee shall pay the expenses from the Trust Fund.

8.3	Claims Procedure.

(a)

Filing of Claim. Any Participant or Beneficiary under the Plan (“Claimant”), may file a written claim for a Plan benefit with the Committee or with a person named by the Committee to receive claims under the Plan.

(b)

Notification on Denial of Claim. In the event of a denial or limitation of any benefit or payment due to or requested by any Claimant, the Claimant shall be given a written notification containing specific reasons for such denial or limitation. The

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written notification shall contain specific reference to the pertinent Plan provisions on which the denial or limitation of benefits is based. In addition, it shall contain a description of any additional material or information necessary for the Claimant to perfect a claim and an explanation of why such material or information is necessary. Further, the notification shall provide appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review. This written notification shall be given to a Claimant within 90 days after receipt of this claim by the Committee unless special circumstances require an extension of time to process the claim. If such an extension of time for processing is required, written notice of the extension shall be furnished to the Claimant before the termination of said 90-day period and such notice shall indicate the special circumstances which make the postponement appropriate.

(c)

Right of Review. In the event of a denial or limitation of benefits, the Claimant or a duly authorized representative thereof shall be permitted to review pertinent documents and to submit to the Committee issues and comments in writing. In addition, the Claimant or duly authorized representative may make a written request for a full and fair review of this claim and its denial by the Committee provided, however, that such written request must be received by the Committee within 60 days after receipt by the Claimant of written notification of the denial or limitation of the claim. The 60 day requirement may be waived by the Committee in appropriate cases.

(d)	Decision on Review.

(i)

A decision shall be rendered by the Committee within 60 days after the receipt of the request for review, provided that where special circumstances require an extension of time for processing the decision, it may be postponed on written notice to the Claimant (before the expiration of the initial 60 day period), for an additional 60 days, but in no event shall the decision be rendered more than 120 days after the receipt of such request for review.

(ii)

Notwithstanding subparagraph (i), if the Committee specifies a regularly scheduled time at least quarterly to review such appeals, a Claimant’s request for review will be acted upon at the specified time immediately following the receipt of the Claimant’s request unless such request is filed within 30 days preceding such time. In such instance, the decision shall be made no later than the date of the second specified time following the Committee’s receipt of such request. If special circumstances (such as a need to hold a hearing) require a further extension of time for processing a request, a decision shall be rendered not later than the third specified time of the Committee following the receipt of such request for review and

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written notice of the extension shall be furnished to the Claimant before the commencement of the extension.

(iii)

Any decision by the Committee shall be furnished to the Claimant in writing and in a manner calculated to be understood by the Claimant and shall set forth the specific reason(s) for the decision; the specific Plan provision(s) on which the decision is based; a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records and other information relevant to the claim for benefits; and a statement about the claimant’s right to bring a legal action under Section 502(a) of ERISA.

(iv)

No legal action under the Plan shall be brought unless and until the Claimant has exhausted the claims process in accordance with this Section. Any legal action must be brought within one year after the final written decision of the Committee is rendered.

(e)

Disability Claims. Notwithstanding anything to the contrary in this Section 8.3, all claims and appeals related to disability determinations by the Committee and all claims and appeals for disability benefits, shall be subject to the time limit requirements set forth under Reg. 29 CFR § 2560.503-1, as this may be modified from time to time.

8.4

Powers and Duties of the Committee. The Committee, as further detailed in its charter, shall have full discretionary authority to administer and interpret the Plan, including discretionary authority to determine eligibility for participation and benefits under the Plan; to ensure the Plan is operated according to its terms; to appoint a Trustee; to appoint one or more investment managers; to invest Plan funds; to retain legal counsel, advisors, actuaries, accountants and other service providers; to correct errors; to recover any overpayment made by mistake; and to take all other actions necessary or desirable for the administration of the Plan. The Committee may delegate its discretionary authority and such duties and responsibilities as it deems appropriate to facilitate the day-to-day administration of the Plan. Determinations by the Committee or the Committee’s delegate will be final and conclusive upon all persons.

8.5

Rules and Decisions. The Committee may adopt such rules as it deems necessary, desirable, or appropriate. All rules and decisions of the Committee shall be applied uniformly and consistently to all Participants in similar circumstances. When making a determination or calculation, the Committee shall be entitled to rely upon information furnished by a Participant, the Employer, the legal counsel of the Employer, or the Trustee.

8.6	Application and Forms of Benefits. The Committee may require a Participant or Beneficiary to complete and file with it an application for a benefit, and to furnish all

Elevance Health Puerto Rico Retirement Plan 1/1/2024

pertinent information requested by it. The Committee may rely upon all such information so furnished to it, including the Participant’s or Beneficiary’s current mailing address.

8.7

Facility of Payment. Whenever, in the Committee’s opinion, a person entitled to receive any payment of a benefit or installment thereof hereunder is under a legal disability or is incapacitated in any way so as to be unable to manage their own financial affairs, the Committee may direct the Trustee to make payments to such person or to such person’s legal representative or to a relative or friend of such person for the person’s benefit, or the Committee may direct the Trustee to apply the payment for the benefit of such person in such manner as it considers advisable, which shall be a complete discharge of any liability of the Plan to the Participant or Beneficiary.

8.8

Indemnification. The Employer shall indemnify each individual who is an officer, director or Employee of the Employer and who may be called upon or designated to perform fiduciary duties or to exercise fiduciary authority or responsibility with respect to the Plan and shall save and hold him harmless from any and all claims, damages, and other liabilities, including without limitation all expenses (including attorneys’ fees and costs), judgments, fines and amounts paid in settlement and actually and reasonably incurred by him in connection with any action, suit or proceeding, resulting from the individual’s alleged or actual breach of such duties, authority or responsibility, whether by negligence, gross negligence or misconduct, to the extent permitted by law, provided, however, that this indemnification shall not apply with respect to any actual breach of such duties, authority or responsibility, if the individual concerned did not act in good faith and in the manner the individual reasonably believed to be in (or not opposed to) the best interest of the Employer, or, with respect to any criminal action or proceeding, had reasonable cause to believe the conduct was unlawful.

8.9

Notices and Forms. The Committee, at its discretion may establish procedures for the submission to the Committee of the elections, designations and applications required of Participants and Beneficiaries under the Plan. With reasonable notice to the Participants and Beneficiaries, as appropriate, the Committee may establish procedures for the submission of written elections, designations, and applications, including applications for a loan, withdrawal, or distribution, or may provide that any of such elections, designations and applications may be made electronically or by an interactive voice response system, to the extent permitted by law.

The Committee, at its discretion, may also direct that the Participant or Beneficiary shall direct any election, designation, or application to the recordkeeper for the Plan named from time to time by the Committee.

ARTICLE IX

MISCELLANEOUS

Elevance Health Puerto Rico Retirement Plan 1/1/2024

9.1

No Guarantee of Employment. Nothing contained in the Plan shall be construed as a contract of employment between the Employer and any Eligible Employee, or as a right of any Eligible Employee to be continued in the employment of the Employer, or as a limitation of the right of the Employer to discharge any of its Eligible Employees, with or without cause.

9.2

Rights to Trust Assets. No Eligible Employee or Beneficiary shall have any right to, or interest in, any assets of the Trust Fund upon Termination or otherwise, except as provided from time to time under the Plan, and then only to the extent of the benefits payable under the Plan to such Eligible Employee out of the assets of the Trust Fund. All payments of benefits as provided for in the Plan shall be made solely out of the assets of the Trust Fund.

9.3	Nonalienation of Benefits.

(a)

Except as provided in paragraph (b), no Plan benefit shall be subject to anticipation, alienation, sale, transfer, assignment, pledge, garnishment or encumbrance of any kind, and any attempt to do so shall be void, except to such extent as may be required by applicable law.

(b)

The prohibitions of paragraph (a) shall not apply to distributions under a qualified domestic relations order as defined in ERISA Section 206(d). The Committee shall establish written procedures as it deems appropriate to determine the qualified status of domestic relations orders and shall administer such qualified domestic relations orders as set forth in such orders, subject to the terms of this Plan and ERISA Section 206(d). The Committee may assess the reasonable cost of determining the qualified status of a domestic relations order against the Participant’s Account to be apportioned in equal shares between the portions of the benefit allocated under the order to the alternate payee and to the Participant.

9.4

Discontinuance of Employer Contributions. In the event of complete discontinuance of contributions to the Plan by the Employer, the Accounts of all Participants shall become fully vested and nonforfeitable as of the date of such discontinuance.

9.5

Unclaimed Distributions. If, after any Plan benefit becomes payable to a Participant or Beneficiary, such person cannot be located, provided due care has been exercised in attempting to locate such person, the benefit shall be treated as a Forfeiture; provided that such benefit shall be restored if such Participant or Beneficiary thereafter makes a proper claim for distribution.

9.6	Construction. Except as otherwise clearly indicated by the context, whenever used in this Plan: (i) a plural pronoun (they/their) intentionally refers to an individual (of any gender);

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and (ii) words used in the singular shall include the plural, and words used in the plural shall include the singular, as circumstances make such meanings applicable.

ARTICLE X

AMENDMENTS AND ACTION BY COMPANY

10.1

Amendments Generally. The Company, by action of the Board of Directors or by action of such persons as are delegated authority by the Board of Directors, reserves the right to make from time to time any amendment or amendments to the Plan or Trust Agreement that do not cause any part of the Fund to be used for, or diverted to, any purpose other than the exclusive benefit of Participants and their Beneficiaries; provided, however, the Company or its delegate may make any amendment it determines necessary or desirable, with or without retroactive effect, to comply with the Code and ERISA. The Board of Directors may act by resolution adopting the Plan or an amendment thereto, or by resolution authorizing an appropriate individual to execute Plan amendments on behalf of the Company.

10.2

Amendments to Vesting Schedule. To the extent that an amendment to the Plan would alter the vesting schedule set forth in Section 6.4, each Participant having a Period of Service of at least three years as of the date such amendment was effective shall be permitted to elect irrevocably to have the Participant’s vested percentage computed under the Plan without regard to such amendment. Such election must be made within 60 days from the later of (i) the date the amendment was adopted, (ii) the date the amendment became effective, or (iii) the date the Participant is issued written notice of such amendment by the Committee.

10.3

Action by Company. Any action by the Company under the Plan shall be by a duly adopted resolution of its Board of Directors, or by any person or persons duly authorized by a duly adopted resolution of that Board to take such action.

ARTICLE XI

SUCCESSOR EMPLOYER AND MERGER OR CONSOLIDATION OF PLANS

11.1

Successor Employer. In the event of the dissolution, merger, consolidation or reorganization of the Employer, provision may be made by which the Plan and Trust will be continued by the successor; and, in that event, such successor shall be substituted for the Employer under the Plan. The substitution of the successor shall constitute an assumption of Plan liabilities by the successor, and the successor shall have all of the powers, duties, and responsibilities of the Employer under the Plan.

11.2

Plan Assets. There shall be no merger or consolidation of the Plan with, or transfer of assets or liabilities of the Trust Fund to, any other plan of deferred compensation maintained or to be established for the benefit of all or some of the Participants of the Plan, unless each Participant would (if either the Plan or the other plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal

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to or greater than the benefit the Participant would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated), and unless a duly adopted resolution of the Board of Directors or its delegate authorizes such merger, consolidation or transfer of assets. The most recent elections and Beneficiary designation made by a Participant while participating in a plan prior to its merger or consolidation with, or transfer of assets into, the Plan and in effect prior to such merger, consolidation or transfer of assets will not be given effect under the Plan on or after the effective date of the merger, consolidation, or transfer of assets, unless expressly authorized by the Committee.

ARTICLE XII

PLAN TERMINATION

12.1

Right to Terminate. In accordance with the procedures set forth herein, the Board of Directors, or the person or persons to whom the Board of Directors has delegated such authority, may terminate the Plan at any time in whole or in part. To the extent permitted by the Code, ERISA, and regulations thereunder, in the event of the dissolution, merger, consolidation or reorganization of the Company, the Plan shall terminate, and the Trust Fund shall be liquidated unless the Plan is continued by a successor to the Company in accordance with Section 11.1.

12.2

Liquidation of the Trust Fund. Upon the complete or partial termination of the Plan, the Accounts of all Participants affected thereby shall become fully vested and nonforfeitable, to the extent funded, and the Committee shall direct the Trustee to distribute the assets remaining in the Trust Fund to Participants and Beneficiaries in proportion to their respective account balances. If any amounts attributable to Forfeitures shall still remain in the Trust Fund, such amounts shall first be used to pay any expenses authorized and incurred in the administration of the Plan and, after payment of such expenses, any amounts remaining shall be returned to the Employer.

12.3

Manner of Distribution. To the extent that no discrimination in value results, any distribution after termination of the Plan may be made, in whole or in part, in cash, or in securities or other assets in kind, as the Committee may determine. All non-cash distributions shall be valued at fair market value at the date of distribution.

*  *   *

Elevance Health Puerto Rico Retirement Plan 1/1/2024

IN WITNESS WHEREOF, the undersigned authorized delegate has executed this Amendment on this 19 day of December, 2023.

ATH HOLDING COMPANY, LLC

By:	/s/ Michael J. Berry
Michael J. Berry
Vice President, Total Rewards
Elevance Health, Inc.

Elevance Health Puerto Rico Retirement Plan 1/1/2024

APPENDIX A

LIMITS ON CONTRIBUTIONS COMPLIANCE APPENDIX

Section A-1. Code Section 1033.09(a)(1)(c) Limits.

(a)

Code Section 1033.09(a)(1)(c) Limits. The sum of the contributions made by each Participating Employer under the Plan for any Plan Year shall not exceed the maximum amount deductible under Code Section 1033.09(a)(1)(C). All contributions under the Plan made by a Participating Employer are expressly conditioned on their deductibility under Code Section 1033.09(a)(1)(C) for the taxable year when paid (or treated as paid under Code Section 1033.09(a)(1)(E)).

Section A-2. Code Section 1081.01(a)(11)(B) Limits.

(a)	Incorporation by Reference. Code Section 1081.01(a)(11)(B) is hereby incorporated by reference into the Plan.

(b)	Limitation Year. For purposes of determining the Code Section 1081.01(a)(11)(B) limits under the Plan, the “limitation year’ shall be the calendar year.

(c)

Satisfying Limitations. To the extent necessary to satisfy the limitations of Code Section 1081.01(a)(11)(B) for any Participant, the annual addition which would otherwise be made on behalf of the Participant under the Plan shall be reduced before the Participant’s annual addition is reduced under any other defined contribution plan.

(d)

Corrections. If, as a result of the allocation of forfeitures, a reasonable error in estimating a Participant’s compensation for a Plan Year or limitation year, a reasonable error in determining the amount of elective deferrals (within the meaning of Code Section 1081.01(d)) that may be made with respect to any individual under the limits of Code Section 1081.01(a)(11)(B), or under such other facts and circumstances as may be permitted under the Regulations or by the Treasury, the annual addition under the Plan for a Participant would cause the Code 1081.01(a)(11)(B) limitations for a limitation year to be exceeded, the excess amounts shall be distributed to the Participant in accordance with the Regulations.

Section A-3. Code Section 1081.01(d)(7) Limits.

(a)

In General. The maximum amount of “elective deferrals” made on behalf of any Participant for any calendar year, when added to the amount of elective deferrals under all other plans with a qualified cash or deferred arrangement (as defined in Code Section 1081.01(d)) of an Affiliate with respect to the Participant for the calendar year, shall in no event exceed the maximum applicable limits in effect for the calendar year under Code 1081.01(d)(7)(A)(i) and Code 1081.01(d)(7)(C)(i).

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A Participant will be considered to have made “excess deferrals” for a taxable year to the extent that the Participant’s elective deferrals for the taxable year exceed the applicable limit described above for the year.

(b)

Distribution of Excess Deferrals. In the event that an amount is included in a Participant’s gross income for a taxable year as a result of an excess deferral under Code Section 1081.01(d)(7), and the Participant notifies the Committee on or before the March 1 following the taxable year that all or a specified part of an elective deferral made for the Participant’s benefit represents an excess deferral, the Committee shall make every reasonable effort to cause such excess deferral, adjusted for allocable income, to be distributed to the Participant no later than the April 15 following the calendar year in which such excess deferral was made. The income allocable to excess deferrals is equal to the allocable gain or loss for the taxable year of the individual, but not the allocable gain or loss for the period between the end of the taxable year and the date of distribution (the “gap period”). Income allocable to excess deferrals for the taxable year shall be determined by multiplying the gain or loss attributable to the Participant’s Before Tax Contribution Account for the taxable year by a fraction, the numerator of which is the Participant’s excess deferrals for the taxable year, and the denominator of which is the sum of the Participant’s Before Tax Contribution Account balance as of the beginning of the taxable year plus the Participant’s elective deferrals for the taxable year. No distribution of an excess deferral shall be made during the taxable year of a Participant in which the excess deferral was made unless the correcting distribution is made after the date on which the Plan received the excess deferral and both the Participant and the Plan designate the distribution as a distribution of an excess deferral. The amount of any excess deferrals that may be distributed to a Participant for a taxable year shall be reduced by the amount of elective deferrals that were excess contributions and were previously distributed to the Participant for the Plan Year beginning with or within such taxable year.

(c)

Treatment of Excess Deferrals. For purposes of Code Sections 1081.01(a)(3), 1081.01(a)(4), 1081.01(d)(3), and 1033.09(a)(1)(C), excess deferrals must be treated as employer contributions even if they are distributed in accordance with paragraph (b) above. Excess deferrals will also be treated as employer contributions for purposes of Code Section 1081.01(a)(11)(B), unless distributed under paragraph (b), above.

Section A-4. Code Section 1081.01(d)(3) Limits.

(a)

In General. Elective deferrals made under the Plan (but excluding catch-up contributions to the extent provided under Code Section 1081.01(d)(7)(C)(ii)) are subject to the limits of Code §1081.01(d)(3), as further described below. The Plan provisions relating to Code Section 1081.01(d)(3) limits are to be interpreted and applied in accordance with Code Section 1081.01(d)(3) and Code Section 1081.01(a)(4), which are hereby incorporated by reference, and in such manner as to satisfy such other requirements relating to Code Section 1081.01(d) as may be prescribed by the Treasury from time to time.

Elevance Health Puerto Rico Retirement Plan 1/1/2024

(b)

Actual Deferral Ratios. For each Plan Year, the Committee will determine the “actual deferral ratio” for each Participant who is eligible to make elective deferrals. The actual deferral ratio shall be the ratio, calculated to the nearest one-hundredth of 1% of the elective deferrals (plus any QNEC or qualified matching contributions, or both, treated as elective deferrals) made on behalf of the Participant for the Plan Year to the Participant’s Compensation for the applicable period. For purposes of determining a Participant’s actual deferral ratio:

(i)	Elective deferrals will be taken into account only if all of the following requirements are satisfied:

(A)

the elective deferrals are allocated to the Participant’s Before Tax Account as of a date within the Plan Year, are not contingent upon participation in the Plan or performance of service on any date subsequent to that date, and are actually paid to the Plan’s trust no later than the end of the 12-month period immediately following the Plan Year to which the contribution relates;

(B)

the elective contributions relate to Compensation that either would have been received by the Participant in the Plan Year but for the Participant’s election to defer under the Plan or is attributable to services performed in the Plan Year and, but for the Participant’s election to defer, would have been received by the Participant within 2 1⁄2 months after the close of the Plan Year; and

To the extent elective deferrals that meet the requirements of (A) and (B) above constitute excess contributions, they will be taken into account for each Highly Compensated Employee but will not be taken into account for any Participant who is not a Highly Compensated Employee.

(ii)

In the case of a Participant who is a Highly Compensated Employee for the Plan Year and is eligible to have elective deferrals (and QNEC or qualified matching contributions, to the extent treated as elective contributions) allocated to the Participant’s account under two or more cash or deferred arrangements described in Code Section 1081.01(d) maintained by one or more Affiliates, the Participant’s actual deferral ratio shall be determined as if such elective deferrals (as well as QNEC or qualified matching contributions are made under a single arrangement, and if two or more of the cash or deferred arrangements have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

Elevance Health Puerto Rico Retirement Plan 1/1/2024

(iii)

The applicable period for determining Compensation for each Participant for a Plan Year shall be the 12-month period ending on the last day of such Plan Year; provided that, to the extent permitted under Treasury Regulations, the Committee may choose, on a uniform basis, to treat as the applicable period only that portion of the Plan Year during which the individual was a Participant.

(iv)	QNEC and qualified matching contributions made on behalf of Participants who are eligible to receive elective deferrals shall be treated as elective deferrals to the extent permitted by the Code.

(v)

In the event that the Plan satisfies the requirements of Code Sections 1081.01(d), 1081.01(a)(3), or 1081.01(a)(4) only if aggregated with one or more other plans within the same Plan Year, or if one or more other plans within the same Plan Year satisfy such Code sections only if aggregated with this Plan, then this Section shall be applied by determining the actual deferral ratios as if all such plans were a single plan.

(c)

Actual Deferral Percentages. The actual deferral ratios for all Highly Compensated Employees who are eligible for elective deferrals for a Plan Year shall be averaged to determine the actual deferral percentage for the highly compensated group, and the actual deferral ratios for all Employees who are not Highly Compensated Employees but are eligible for elective deferrals for the Plan Year shall be averaged to determine the actual deferral percentage for the non-highly compensated group. The actual deferral percentages must satisfy at least one of the following tests:

(i)	the actual deferral percentage for the highly compensated group does not exceed 125% of the actual deferral percentage for the non-highly compensated group; or

(ii)

the excess of the actual deferral percentage for the highly compensated group over the actual deferral percentage for the non-highly compensated group does not exceed two percentage points, and the actual deferral percentage for the highly compensated group does not exceed twice the actual deferral percentage of the non-highly compensated group.

The tests in (i) and (ii) above shall be applied using the actual deferral percentage for the current Plan Year for both the highly compensated group and the non-highly compensated group.

(d)

Adjustments by Committee. If, prior to the time all elective deferrals for a Plan Year have been contributed to the trust of the Plan, the Committee determines that elective deferrals are being made at a rate that will cause Code Section 1081.01(d)(3) limits to be exceeded for the Plan Year, the Committee may, in its sole discretion, limit the amount

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of elective deferrals to be made with respect to one or more Highly Compensated Employees for the balance of the Plan Year by suspending or reducing elective deferrals elections to the extent the Committee deems appropriate. Any elective deferral that would otherwise be made to the trust of the Plan shall instead be paid to the affected Participant in cash.

(e)

Excess Contributions. If the Code Section 1081.01(d)(3) limits have not been met for a Plan Year after all contributions for the Plan Year have been made, the Committee will determine the amount of excess contributions with respect to Participants who are Highly Compensated employees. To do so, the Committee will perform the following computation (which shall be used solely to determine the aggregate amount to be distributed under paragraph (f) below and not the amount to be distributed to any individual); first, the actual deferral ratio of the Highly Compensated Employee with the highest actual deferral ratio shall be reduced to the extent necessary to (i) enable the Plan to satisfy Code Section1081.01(d)(3) limits or (ii) cause such Employee’s actual deferral ratio to equal the actual deferral ratio of the Highly Compensated Employee with the next highest actual deferral ratio, and then this process will be repeated until the Plan satisfies the Code Section 1081.01(d)(3) limits. Alternatively, the Committee may make QNECs or qualified matching contributions with respect to non-Highly Compensated Employees as needed to meet the requirements of Code Section 1081.01(d)(3).

(f)

Distribution of Excess Contributions. If excess contributions, as determined under Code Section 1081.01(d)(3), are to be distributed to impacted Highly Compensated Employees, the aggregate amount of reductions determined under paragraph (e) above, adjusted for allocable income, shall be distributed, first, to the Highly Compensated Employees with the highest dollar amounts of elective deferrals, pro rata, in an amount equal to the lesser of (i) the total amount of excess contributions for the Plan Year determined under paragraph (e) above or (ii) the amount necessary to cause the amount of such Employees’ elective deferrals to equal the amount of the elective deferrals of the Highly Compensated Employees with the next highest dollar amount of elective deferrals. This process is repeated until the aggregate amount distributed under this paragraph (f) equals the amount of excess contributions determined under paragraph (e) above. Income allocable to excess contributions for the Plan Year is equal to the allocable gain or loss for the Plan Year of the individual, but not allocable gain or loss for the period between the ends of the Plan Year and the date of distribution. Income allocable to excess contributions shall be calculated in the manner provided in Section A-3(b) of this Appendix.

(g)

Special Rule. For purposes of distributing excess contributions, the amount of excess contributions that may be distributed with respect to a Highly Compensated Employee for a Plan Year shall be reduced by the amount of excess contributions previously distributed to the Highly Compensated Employee for their taxable year ending with or within such Plan Year.

Elevance Health Puerto Rico Retirement Plan 1/1/2024

(h)

Recordkeeping Requirement. The Committee, on behalf of the Participating Employers, shall maintain such records as are necessary to demonstrate compliance with the Code Section 1081.01(d)(3) limits including the extent to which QNECs and qualified matching contributions are taken into account in determining the actual deferral ratios.

(i)

Effect on Matching Contributions. A Participant’s elective deferrals that are returned as a result of the Code Section 1081.01(d)(3) limits for a Plan Year shall not be taken into account in determining the amount of Employer Matched Contributions to be made for the Participant’s benefit for the Plan Year. If Employer Matched Contributions have already been made with respect to the elective deferrals at the time the elective deferrals are determined to be excess contributions, such Employer Matched Contributions shall not be distributed to the Participant at the same time as the elective deferrals are returned or recharacterized; provided, however, that to the extent the Participant does not have a vested interest in such Employer Matched Contributions, the Participant shall forfeit such Employer Matched Contributions.

(j)

Tax Upon Failure to Correct. If the excess contributions are not corrected by the Puerto Rico income tax filing due date, including extensions, for the Participating Employer’s tax year during which the excess contributions were made, the Participating Employers will be liable for a 10% tax on the amount of excess contributions attributable to them, to the extent provided by Code Section 1081.01(d)(6)(D). QNEC and qualified matching contributions properly taken into account under this Section for the Plan Year may enable the Plan to avoid having excess contributions, even if the contributions are made after the close of the relevant tax filing due date.

Section A-5. Code Section 1081.01(a)(3) Limits.

(a)

Notwithstanding any provision of the Plan to the contrary, if the number of Participants who are eligible to share in any contribution for a Plan Year is such that the Plan would fail to meet the requirements of Code Section 1081.01(a)(3), then the group of Participants eligible to share in the contribution for the Plan Year will be increased to include such minimum number of Participants who are not in the service of the Participating Employers on the last day of the Plan Year, as may be necessary to satisfy the applicable tests under the foregoing Code section. The Participants who will become eligible to share in the contribution will be those Participants who, when compared to Participants who are similarly situated, completed the greatest number of hours of service in the Plan Year before the termination of their service.

(b)

The preceding paragraph will not be construed to permit the reduction of any Participant’s Account balance, and any amounts that were allocated to Participants whose eligibility to share in the contribution did not result from the application of the preceding paragraph will not be reallocated to satisfy such requirements. Instead, the Participating Employer will make an additional contribution equal to the amount which the affected Participants would have received had they been included initially in the allocation of the Participating Employer’s contribution, even if it would cause the

Elevance Health Puerto Rico Retirement Plan 1/1/2024

contributions of the Participating Employer for the Plan Year to exceed the amount that is deductible by the Participating Employer for such Plan Year under Code Section 1033.09(a)(1)(C). Any adjustments pursuant to this paragraph will be considered to be a retroactive amendment of the Plan which was adopted by the last day of the Plan Year.

Elevance Health Puerto Rico Retirement Plan 1/1/2024